UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

VICI PROPERTIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021

VICI Properties Inc.

Notice of Annual Meeting and Proxy Statement

A LETTER TO OUR STOCKHOLDERS FROM THE CEO

March 15, 2021

535 Madison Avenue, 20th Floor, New York, New York 10022 • Telephone (646) 949-4631

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc. on Wednesday, April 28, 2021, at 10:00 a.m., Eastern Time, which will be held solely by means of remote communication in a virtual meeting format and conducted via live audio webcast due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and in consideration of the health and well-being of our stockholders and other meeting participants.

The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. In addition, the virtual format provides the opportunity for participation by a broader group of our stockholders and enables the company to communicate more effectively with its stockholders, who are able to participate from around the world while increasing overall safety for both members of the Company and its stockholders. You can attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/VICI2021 by using the 16-digit control number that appears on your proxy card and the voting instruction form that accompanied your proxy materials. During this virtual meeting, you may ask questions and will be able to vote your shares electronically. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your Proxy Card, voting instruction form or Notice of Availability. You will also have the ability to submit questions in advance of the Annual Meeting via the meeting website. The Company will respond to as many inquiries at the Annual Meeting as time allows, although questions may be limited on a per stockholder basis due to time constraints. The business that will be conducted at the Annual Meeting is described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

Your Board of Directors is unanimously recommending a highly qualified, experienced, diverse and actively engaged slate of nominees for election to the Board of Directors at the Annual Meeting. Your Board’s nominees are James R. Abrahamson, Diana F. Cantor, Monica H. Douglas, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz. Your Board brings executive and financial leadership, a wide range of complementary skills and backgrounds relevant to the company’s industry, strategy and commitment to stockholder value and diversity.

At the Annual Meeting, you will be asked to:

1	2	3	4
Elect the seven members named in the accompanying proxy statement to serve on our Board of Directors	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	Approve (on a non-binding, advisory basis) the compensation of our named executive officers	Transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof

The accompanying proxy statement provides a detailed description of these proposals and instructions on how to vote your shares.

Your vote is very important. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

On behalf of the Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you at the meeting.

Sincerely,

Edward B. Pitoniak

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 28, 2021 10:00 A.M., EASTERN TIME VIRTUAL MEETING ACCESS:	PROXY VOTING Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now as instructed in the proxy statement.
WWW.VIRTUALSHAREHOLDERMEETING.COM/VICI2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc., at which stockholders will vote on the following proposals:

Items of Business
1.

To elect the seven director nominees named in the accompanying proxy statement to serve on our board of directors until the next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
3.	To approve (on a non-binding, advisory basis) the compensation of our named executive officers.
4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Record Date
Stockholders of record as of the close of business on March 1, 2021 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our stockholders on or about March 15, 2021.

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

New York, New York

March 15, 2021

VOTING CAN BE COMPLETED IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to www.proxyvote.com, available 24/7
BY TELEPHONE Use the toll-free number shown on your Proxy Card or Voting Instruction Form and follow the recorded instructions
BY MAIL Mark, sign, date and return the enclosed Proxy Card and related instructions in the postage-paid envelope
DURING THE MEETING Vote through the virtual portal at www.virtualshareholdermeeting.com/VICI2021 during the Annual Meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2021. The accompanying proxy statement and our 2020 Annual Report are available at https://investors.viciproperties.com/annual-meeting/. In addition, our stockholders may access this information, as well as submit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

INDEX OF FREQUENTLY REQUESTED INFORMATION

Corporate Governance Matters	18

Director Nominees	13

Environmental Sustainability and Social Responsibility	23

Total Stockholder Return Benchmarking	44

2018 LTIP Awards (Performance Period 2018 – 2020)	53

2020 STIP Awards	50

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2021 Annual Meeting of Stockholders

DATE AND TIME Wednesday, April 28, 2021 10:00 a.m., Eastern Time	LOCATION Live webcast accessible at: www.virtualshareholdermeeting.com/VICI2021	RECORD DATE March 1, 2021

How to Vote

VIA THE INTERNET Go to www.proxyvote.com, available 24/7	BY TELEPHONE Use the toll-free number shown on your Proxy Card or Voting Instruction Form and follow the recorded instructions	BY MAIL Mark, sign, date and return the enclosed Proxy Card and related instructions in the postage-paid envelope	DURING THE MEETING Vote through the virtual portal at www.virtualshareholdermeeting.com/VICI2021 during the Annual Meeting

Annual Meeting Proposals

Proposal	Board Vote Recommendation	Page Reference For More Information

Proposal 1: Election of Directors	FOR each nominee	12

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	17

Proposal 3: Non-binding, Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	67

General

VICI Properties Inc. (“VICI,” the “Company,” “we,” “us” and “our”) is utilizing the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) instead of a paper copy of the proxy materials (including the proxy card (the “Proxy Card”), this proxy statement (the “Proxy Statement”) and our 2020 Annual Report) on or about March 15, 2021. We also provided access to our proxy materials over the Internet beginning on that date. The Notice of Availability contained instructions on how to access this Proxy Statement and the 2020 Annual Report and how to vote online or by toll-free number. Subsequent to receiving the Notice of Availability, all stockholders have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Additionally, stockholders can access a copy of the proxy materials at www.proxyvote.com.

Our board of directors (the “Board of Directors” or “Board”) is soliciting proxies to be voted at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement provides the information stockholders need to know to vote by proxy or in person (virtually) at the Annual Meeting. Stockholders do not need to attend the Annual Meeting in order to vote. If, at the close of business on March 1, 2021, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy via the Internet, by telephone or by mail. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

1

PROXY STATEMENT SUMMARY

2020 Performance Highlights

Our Board Nominees

Our Board of Directors has a breadth of experience and reflects a diversity of perspectives and backgrounds. We believe the partnership and oversight of a diverse board with proven leadership experience is essential to creating long-term stockholder value.

SNAPSHOT OF DIRECTOR DIVERSITY AND EXPERIENCE

Below presents a snapshot of the expected composition of our Board of Directors immediately following the Annual Meeting.

SNAPSHOT

Race/Ethnicity	Gender	Age	Tenure

BOARD AND COMMITTEE MEMBERSHIP

Name	Age	Independent	Audit	Compensation	Nominating and Governance	# of Other Public Company Boards

James R. Abrahamson(1)	65	✓				2

Diana F. Cantor*	63	✓				2

Monica H. Douglas	48	✓				0

Elizabeth I. Holland*	55	✓				1

Craig Macnab*	65	✓				1

Edward B. Pitoniak	65					0

Michael D. Rumbolz	66	✓				1

Committee Chair Committee Member

(1)	Mr. Abrahamson serves as our independent chair of the Board of Directors. Whenever possible, he actively participates, but does not vote, in meetings of the committees of the Board.

*	Audit committee financial expert.

2	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

SKILLS MATRIX

The matrix below represents some of the key qualifications, skills and experience that we have identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the diversity of perspective and the depth and breadth of skills of our current directors.

Skills / Qualifications	
Capital Markets / Investment Banking	6 of 7
Finance / Accounting	5 of 7
Government Relations / Legal and Regulatory / Public Policy	5 of 7
Risk Oversight and Management	7 of 7
Strategic Planning and Leadership	7 of 7
Other Public Company Board Experience	6 of 7
CEO / Executive Management	6 of 7
HR / Talent Management / Compensation	5 of 7
Corporate Governance	7 of 7
Environmental Sustainability and Corporate Responsibility	5 of 7

Industry Experience	
Consumer Products	3 of 7
Entertainment, Lodging and/or Hospitality	5 of 7
Gaming Industry	3 of 7
REITs / Real Estate	5 of 7
Technology Industry	3 of 7

3

PROXY STATEMENT SUMMARY

Corporate Governance Best Practices

We are committed to sustainable corporate governance practices that promote long-term value creation, transparency and accountability to our stockholders. Below are the highlights of our corporate governance practices.

SNAPSHOT

YES

•  Separate Chair and Chief Executive Officer

•  Independent Non-Executive Chair

•  Annual Election of All Directors

•  Majority Voting for Directors

•  Regular Executive Sessions of Independent Directors

•  Annual Board and Committee Self-Evaluations

•  Systemic Risk Oversight by Board and Committees

•  Environmental, Social and Governance Oversight by Board and Committees

•  Strong Investor Outreach Program

•  Stockholder Right to Call Special Meeting without Material Restriction

•  Opted Out of Maryland Unsolicited Takeover Act (“MUTA”)

•  Robust Stock Ownership Requirements for Directors and Officers

•  Robust Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

•  Clawback Policy

•  “Double-Trigger” for Change in Control Severance Payments

•  One-Year Minimum Vesting Period on Equity Grants

NO	• Poison Pill • Excise Tax Gross-Up Provisions • Repricing of Underwater Options or Share Appreciation Rights • Excess Perquisites • Supermajority Voting Requirements in Bylaws

Stockholder Outreach and Engagement

Stockholder engagement is essential to our ongoing review of our corporate governance, environmental sustainability, social responsibility, and executive compensation programs and practices. We regularly communicate with our investors on matters relating to our business, strategy and performance, corporate governance, board composition and structure, executive compensation program and corporate responsibility and sustainability initiatives.

We also communicate with stockholders through a number of routine forums, including:

• Quarterly Earnings Presentations;
• SEC Filings; • The Annual Report and Proxy Statement;	In 2020, we contacted stewardship officers at 24 of our largest stockholders, representing approximately 75% of our total outstanding shares of common stock.
• The Annual Meeting of Stockholders; and • Investor Meetings, Conferences and Web Communications.

We relay stockholder feedback and trends on corporate governance, environmental sustainability, social responsibility, and executive compensation developments to our Board and its committees and work with them to enhance our practices and improve our disclosures.

4	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

ESG Highlights – Environmental Sustainability, Social Responsibility and Corporate Governance

Environmental Sustainability	We continue to focus on developing our efforts relative to implementing and reporting on environmental sustainability efforts at our properties.
Leased Property Portfolio

We continue to focus on tenant engagement initiatives designed to assist us in understanding the environmental impact of our leased properties and to gather environmental sustainability data in order to monitor sustainability metrics at our leased property portfolio. Although not contractually required, in 2020 certain of our tenants voluntarily reported to us on LEED certification, water and energy use, emissions and waste diversion, which information is presented herein.

Operated Golf Courses

Following our implementation in 2019 of recording and reporting protocols at our owned and operated properties in order to monitor our environmental impact at those properties (in particular, water and electric energy usage), we have retained a third-party service provider to facilitate the monitoring of utility data in order to more fully understand the environmental impact of our operations, key drivers and trends with respect to utility usage at each of our golf courses. Certain metrics relating to water and electricity usage are included herein with respect to the environmental impact of our golf course properties.

	Corporate Headquarters	In 2019, we relocated our corporate headquarters to a LEED Gold certified building with an Energy Star Label.
Social Responsibility	Corporate Culture

We are committed to creating and sustaining a positive work environment and corporate culture that fosters employee engagement and prioritizes diversity and inclusion through increased training and professional development opportunities, competitive benefit programs, tuition reimbursement, and community service events.

Diversity and Inclusion

In 2020, we formed a Diversity and Inclusion Task Force comprised of employees across functional areas, and from various professional levels, and outlined an internal framework of actionable items to pursue meaningful progress with respect to our diversity and inclusion initiatives through 2021, to be implemented and further refined by the task force. As of March 1, 2021, our organization comprised:

Employee Engagement and Satisfaction

In connection with our second annual employee engagement survey through the Great Place to Work® Institute, with 92% participation across our organization, 93% of our employees agreed that “Taking all things into account, this is a great place to work”, a 4 percentage point increase over the previous year.

Accolades

2020 — 2021 Great Place to Work

For the 2020-2021 period, we were certified as a Great Place to Work® by the Great Place to Work® Institute for the second year in a row, reflecting the culture we provide to our employees on a daily basis.

2020 Women on Boards We have been recognized by 2020 Women on Boards because our Board of Directors consisted of at least 20% female directors during 2020.

5

PROXY STATEMENT SUMMARY

Corporate Governance	Stockholder Responsiveness

At our 2020 annual meeting of stockholders, management proposed an amendment to our bylaws to eliminate provisions requiring a supermajority voting standard. The amendment was approved by stockholders representing over 99.9% of votes cast, empowering our stockholders to amend, alter or repeal any provision in our bylaws upon the affirmative vote of a majority of all the votes entitled to be cast.

Recognition

Ranked 3rd (with two other companies) and 1st among gaming REITs in an annual U.S. REIT corporate governance survey by Green Street Advisors, an independent research and advisory firm concentrating on the commercial real estate industry in North America and Europe.

Ranked 1st among Financials and 2nd overall in “The Weight of America’s Boards — Ranking America’s Largest Corporations by the Governance Capacity of Their Boards,” the 7th such annual report released by James Drury Partners in October 2020.

Ranked 1st among U.S.-based companies and 3rd overall in a Casino Journal / AETHOS Consulting Group gaming governance study released in November 2020.

6	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

EXECUTIVE COMPENSATION STRUCTURE

The following is an overview of the highlights of our compensation structure.

84.50% of CEO Pay is At-Risk or Performance-Based Pay

At-Risk Performance-Based Compensation

Element	Form	Description and Objective
Base Salary	Fixed Cash	• Attract, motivate, retain and reward high-performing executives • Provides competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualification
Short-Term Incentive Plan	Performance-Based Cash	• Performance-based cash compensation tied to achievement of pre-determined quantitative performance goals • **100%** AFFO Per Share Growth measured over a two-year performance period
Long-Term Incentive Program (**40%**)	Restricted Common Stock	• **40%** time-based restricted common stock that vests ratably over a three-year period • Aligns interests of executive with stockholders and market performance
Long-Term Incentive Program (**60%**)	Performance-Based Units	• **60%** performance-based restricted stock units ("PSUs") that vest based on Absolute Total Stockholder Return (50%) and Relative Total Stockholder Return (50%) goals measured over a three-year performance period • Aligns executive and stockholder interests by encouraging maximization of stockholder value and promotes long-term value creation and growth strategies

2020 EXECUTIVE COMPENSATION SUMMARY

The table below summarizes the total compensation awarded to each named executive officer (see pages 43 through 66 of this Proxy Statement for further detail) with respect to 2020.

	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Edward B. Pitoniak Chief Executive Officer	$875,000	$—	$3,456,250	$2,625,000	$12,408	$6,968,658

John W.R. Payne President and Chief Operating Officer	$1,200,000	$—	$1,500,000	$1,800,000	$12,408	$4,512,408

David A. Kieske Executive Vice President, Chief Financial Officer and Treasurer	$515,000	$—	$1,390,500	$1,030,000	$12,408	$2,947,908

Samantha S. Gallagher Executive Vice President, General Counsel and Secretary	$450,000	$—	$967,500	$900,000	$12,408	$2,329,908

7

PROXY STATEMENT SUMMARY

PAY FOR PERFORMANCE ALIGNMENT

Our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of pre-determined quantitative performance goals through our short-term incentive plan, as well as rigorous absolute and relative stockholder return goals through our long-term incentive plan. The following graphics illustrate the mix between fixed pay (base salary) and at-risk pay incentives (short-term incentive in the form of cash and long-term incentive in the form of time-based restricted stock and PSUs) for our Chief Executive Officer and the average of our other named executive officers, in each case based on target levels of compensation.

8	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

WHY AM I RECEIVING THIS PROXY STATEMENT?

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting to be held for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by VICI on behalf of our Board of Directors. This Proxy Statement, the enclosed Proxy Card and our 2020 Annual Report are first being mailed to stockholders beginning on or about March 15, 2021.

WHAT AM I BEING ASKED TO VOTE ON, AND WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

Proposal 1: Election of Directors

The election of seven directors to our Board of Directors, each for a term expiring at the 2022 annual meeting of stockholders or until their respective successors are elected and qualified

“FOR”

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021

“FOR”

Proposal 3: Advisory Vote on Executive Compensation

The approval (on a non-binding, advisory basis) of the compensation of our named executive officers

“FOR”

WILL ANY OTHER MATTERS BE VOTED ON?

The proposals set forth in this Proxy Statement constitute the only business that the Board of Directors intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the Proxy Card, or their substitutes, to vote on any other business that may properly come before the meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only holders of record of our common stock, or their duly appointed proxies, as of the close of business on March 1, 2021, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all postponements or adjournments thereof. Our common stock constitutes the only class of securities entitled to vote at the meeting.

WHAT ARE THE VOTING RIGHTS OF STOCKHOLDERS?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

HOW CAN I ATTEND AND VOTE AT THE ANNUAL MEETING?

In consideration of public health concerns relating to COVID-19, the Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 1, 2021, the record date for the Annual Meeting.

•

Attending the Annual Meeting: To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/VICI2021. You will be asked to enter the 16-digit control number found on the proxy card and the voting instruction form that accompanied your proxy materials.

9

ABOUT THE MEETING: QUESTIONS & ANSWERS

•

Voting During the Annual Meeting: If you are a stockholder as of the record date, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

•

Technical Support for the Annual Meeting: If you have difficulty accessing the virtual Annual Meeting, Technicians will be available to assist you via the toll free phone number listed at www.virtualshareholdermeeting.com/VICI2021.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How Do I Vote Without Attending the Annual Meeting?”

HOW DO I VOTE WITHOUT ATTENDING THE ANNUAL MEETING?

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you are a stockholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:

Vote by Internet. In order to vote on the Internet, you must go to www.proxyvote.com, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your Proxy Card.

Vote by Phone. In order to vote by telephone, you must call the toll-free number listed on your Notice of Availability and/or Proxy Card, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your Proxy Card.

Vote by Mail. To vote by mail, if you have not already received one, you may request a Proxy Card from us as instructed in the Notice of Availability and sign, date and mail the Proxy Card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.

WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING IN THE SAME WAY THAT I WOULD BE ABLE TO PARTICIPATE IN AN IN-PERSON ANNUAL MEETING?

Yes. We have taken steps to ensure that the format of the virtual Annual Meeting affords stockholders the same rights and opportunities to participate as they would at an in-person meeting. We have also enhanced stockholder access, participation and communication by providing stockholders the ability to submit questions in advance of the meeting.

You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your Proxy Card, voting instruction form or Notice of Availability. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/VICI2021. The Company will respond to as many inquiries at the Annual Meeting as time allows, although questions may be limited on a per stockholder basis due to time constraints. Off-topic, personal or other inappropriate questions will not be answered.

A replay of the meeting, as well as any appropriate questions pertinent to meeting matters and management’s answers that could not be answered during the meeting due to time constraints, will be made publicly available through our investor relations website promptly after the virtual annual meeting.

WHAT WILL CONSTITUTE A QUORUM AT THE ANNUAL MEETING?

The presence in person (virtually) or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting as of March 1, 2021 will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. As of the March 1, 2021 record date, there were 537,020,516 shares of common stock outstanding. If you have returned valid proxy instructions or if you hold your shares of common stock in your own name as a holder of record and attend the Annual Meeting (virtually), your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and “broker non-votes” in the calculation of the number of shares of common stock considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after March 1, 2021, by the vote of a majority of the shares of common stock represented at the Annual Meeting in person (virtually) or by proxy until a quorum has been obtained.

WHAT ARE BROKER NON-VOTES?

Broker non-votes occur when nominees, such as banks and brokers holding shares in “street name” on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares of common stock only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common stock is listed. On non-routine matters, nominees holding shares for a beneficial owner cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote”.

10	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

ABOUT THE MEETING: QUESTIONS & ANSWERS

Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP (“Deloitte”)) is the only proposal that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Deloitte as our independent registered public accounting firm for our year ending December 31, 2021, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you.

However, broker non-votes may arise in the context of Proposals 1 and 3 (Election of Directors and Advisory Vote on Executive Compensation, respectively) because such proposals are considered non-routine matters under the NYSE rules. Consequently, if you do not give your broker specific voting instructions, your broker will not be able to vote on either of these proposals on your behalf.

HOW ARE THE PROXY CARD VOTES COUNTED?

If the accompanying Proxy Card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the Proxy Card is submitted, but voting instructions are not provided, the proxy will be voted (i) “FOR” each of the director nominees, (ii) “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, (iii) “FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, and (iv) as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in the discretion of the proxy holders.

MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY CARD?

Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:

•	notifying our Secretary in writing that you would like to revoke your proxy;

•	completing a Proxy Card on the Internet, by telephone or by mail with a later date at or before our Annual Meeting; or

•	attending our Annual Meeting (virtually) and following the instructions available on the meeting website during the meeting.

If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy voting instructions.

WHO PAYS THE COSTS OF SOLICITING PROXIES?

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies through the Internet or by mail, our directors, officers and employees may also solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners.

We may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm could be up to $15,000, plus out-of-pocket expenses, all of which would be paid by us.

WHAT SHOULD I DO IF I RECEIVED MORE THAN ONE NOTICE OF AVAILABILITY?

There are circumstances under which you may receive more than one Notice of Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Availability. Please authorize your proxy in accordance with the instructions of each Notice of Availability separately, since each one represents different shares that you own.

You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

11

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of seven members, all of whom have terms expiring at the Annual Meeting or until his or her earlier death, resignation, removal or a determination by the Board of Directors that such director no longer has the qualifications that are required by the Company’s charter or bylaws. All of our directors will be nominated to serve until the 2022 annual meeting of stockholders or until their successors are elected and qualified.

At the Annual Meeting, stockholders will be asked to elect each of the director nominees to serve until the 2022 annual meeting of stockholders or until their respective successors are duly elected and qualified or until his or her earlier death, resignation, removal or a determination by the Board of Directors that such director no longer has the qualifications that were required by the Company’s charter or bylaws. Our Board of Directors, upon the recommendation of our Nominating and Governance Committee, has nominated James R. Abrahamson, Diana F. Cantor, Monica H. Douglas, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz to serve as directors. Each of the nominated persons currently serves as a member of the Board of Directors and has consented to being named in this Proxy Statement and to serve as a director, if elected. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the Proxy Card will vote for the substitute nominee recommended by the Board of Directors.

We believe that each of our director nominees has the specific experience, qualifications, attributes, and skills necessary to serve as an effective director on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership on our Board of Directors, is set forth under the heading “Corporate Governance Matters—Director Candidate Qualification and Selection Process”.

Vote Required

Under our bylaws, to be elected in an uncontested election, director nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares of common stock voted for a nominee must exceed the number of shares of common stock voted against that nominee. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

If an incumbent director fails to be re-elected by a majority of votes cast, that director is required under our bylaws to tender his or her resignation to the Board of Directors. Any such resignation will take effect immediately upon its receipt. The Nominating and Governance Committee will consider promptly whether to fill the office of the nominee who has tendered a resignation and make a recommendation to the Board of Directors about filling the vacancy. The Board of Directors is required to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE SET FORTH BELOW.

12	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

Below is the biographical information about the director nominees, including the specific experience, qualifications, attributes and skills that led to our Board of Directors and Nominating and Governance Committee to conclude that each should be nominated to serve as a director.

JAMES R. ABRAHAMSON Chair of the Board, VICI Properties Inc. Former Chairman of Interstate Hotels & Resorts Age: 65 Director Since: October 2017 Independent

BIOGRAPHICAL INFORMATION

Mr. Abrahamson served as Chairman of Interstate Hotels & Resorts (“Interstate”), the leading U.S.-based global hotel management company comprising over 500 hotels until the sale of Interstate to Aimbridge Hospitality in October 2019. He previously served as Interstate’s Chief Executive Officer from 2011 to March 2017; he was named to the additional position of Chairman in October 2016. Mr. Abrahamson served as an independent director at La Quinta Holdings, Inc. (NYSE: LQ) from November 2015 to May 2018, and has served as a director of CorePoint Lodging Inc. (NYSE: CPLG), a REIT comprised of over 200 hotels, since it was spun out of La Quinta Holdings, Inc. at the end of May 2018. Mr. Abrahamson is also an independent director at BrightView Holdings Inc. (NYSE: BV), the largest provider of commercial landscape design and maintenance services in the United States. Prior to joining Interstate in 2011, Mr. Abrahamson also held senior leadership positions with InterContinental Hotels Group (LON: IHG), Hyatt Corporation, Marcus Corporation and Hilton Worldwide. At IHG, where he served from 2009 to 2011, he served as President of the Americas division and, from 2010 to 2011, as executive director. At Hyatt, which he joined in 2004, he was Head of Development for the Americas division. At Marcus, where he served from 2000 to 2004, Mr. Abrahamson was President of the Baymont Inn and Suites and Woodfield Suites hotels division consisting of approximately 200 properties, both owned and franchised. At Hilton, where he served from 1988 to 2000, Mr. Abrahamson oversaw the Americas region franchise division for all Hilton brands and launched the Hilton Garden Inn brand. Mr. Abrahamson has served as president of the Marriott International National Association owners’ organization in 2017 and 2018, as national board chair of the American Hotel and Lodging Association in 2015 and 2016 and as national board chair of the U.S. Travel Association in 2013 and 2014. He holds a degree in Business Administration from the University of Minnesota.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Abrahamson’s vast experience in, and knowledge of, the hospitality industry provides our Board of Directors with valuable insight into the industry. Skills gained from extensive previous and current board service in public and private companies are also valuable for our Company and our Board of Directors.

DIANA F. CANTOR Partner, Alternative Investment Management, LLC Age: 63 Director Since: May 2018 Independent

BIOGRAPHICAL INFORMATION

Ms. Cantor is currently a partner with Alternative Investment Management, LLC, an independent, privately-held investment firm with a focus on private equity and hedge funds – a position she has held since January 2010. She is a former Chairman of the Virginia Retirement System, where she served on the Audit and Compliance Committee. Ms. Cantor was a Managing Director with New York Private Bank and Trust from January 2008 through the end of 2009. Ms. Cantor served as founding Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is a Certified Public Accountant. Ms. Cantor has served on the Board of Directors of Domino’s Pizza, Inc. (NYSE: DPZ) since October 2005 and the Board of Directors of Universal Corporation (NYSE: UVV) since 2012, and continues to serve on both. She previously served on the Boards of Directors of Media General Inc., Revlon, Inc., Vistage International, Inc., Knowledge Universe Education LLC, Edelman Financial Services, LLC (previously The Edelman Financial Group Inc. (NASDAQ: EF)), and Service King Body and Paint LLC. Ms. Cantor earned a Juris Doctor degree from New York University School of Law, a Master of Business Administration degree from the University of Miami and a Bachelor of Science degree in Accounting from the University of Florida.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

Ms. Cantor possesses extensive financial skills and brings to the Board of Directors an important financial perspective. Ms. Cantor also provides valuable consumer product and marketing knowledge, as well as significant public company directorship experience, making her qualified for service as a director of the Company.

13

PROPOSAL 1: ELECTION OF DIRECTORS

MONICA H. DOUGLAS General Counsel, North America for The Coca-Cola Company Age: 48 Director Since: February 2020 Independent

BIOGRAPHICAL INFORMATION:

Ms. Douglas currently serves as General Counsel, North America for The Coca-Cola Company – a position she has held since January 2018. Ms. Douglas also served as Legal Director for The Coca-Cola Company in South Africa from September 2013 through December 2017 and as Vice-President of Supply Chain and Consumer Affairs for The Coca-Cola Company from 2008 through 2013. In addition, Ms. Douglas is a member of the Board of Directors of the Junior Achievement USA, an organization that provides programs for children in kindergarten through twelfth grade, which fosters work readiness, entrepreneurship and financial literacy skills; Jack and Jill of America, Inc., a membership organization of mothers with children ages two through nineteen, dedicated to nurturing future African American leaders by strengthening children through leadership development, volunteer service, philanthropic giving and civic duty; and Cool Girls, Inc., an organization dedicated to the self-empowerment of girls. She earned a Juris Doctor degree from Stanford Law School, and a Bachelor of Arts degree from the University of Michigan.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Ms. Douglas possesses extensive consumer branding knowledge, as well as significant governance and risk management experience, which provide valuable and diverse viewpoints to our Board of Directors through her experience as a general counsel.

ELIZABETH I. HOLLAND Chief Executive Officer, Abbell Credit Corporation and Abbell Associates, LLC Age: 55 Director Since: January 2018 Independent

BIOGRAPHICAL INFORMATION:

Ms. Holland is the Chief Executive Officer of Abbell Credit Corporation and Abbell Associates, LLC, an 80-year-old privately-held real estate acquisition, development and management company with a portfolio of shopping center, office and enclosed mall properties. She has held these roles since 1997. Ms. Holland is also the Chief Executive Officer of Consortial Technologies, LLC, a privately held company. Prior to joining Abbell Associates, Ms. Holland was a senior staff attorney on the National Bankruptcy Review where she was a member of a Congressional commission charged with making recommendations to Congress for bankruptcy code reform. Prior to that, she was a restructuring and business reorganization attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York City. Ms. Holland was also a fixed income portfolio manager. Ms. Holland is an independent trustee of Federal Realty Investment Trust (NYSE: FRT), a leading shopping center REIT. She is an active member of the International Council of Shopping Centers (“ICSC”), serving as the organization’s Chairman from 2016 to 2017, Vice Chairman from 2015 to 2016, and currently serves on the Board of Trustees. She is also a member of the Urban Land Institute and its CRC Blue Flight Council. Ms. Holland earned a Juris Doctor degree from Brooklyn Law School and a Bachelor of Arts degree from Hamilton College.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Ms. Holland’s retail real estate expertise and experience as Chairman of ICSC provide valuable and complimentary skill sets to our Board of Directors. Ms. Holland also provides valuable experience to our Board of Directors through her public REIT board service.

14	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

CRAIG MACNAB Former Chairman and Chief Executive Officer, National Retail Properties, Inc. Age: 65 Director Since: October 2017 Independent

BIOGRAPHICAL INFORMATION

Mr. Macnab held the position of Chairman and Chief Executive Officer of National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust that acquires, owns, invests in and develops properties that are leased primarily to retail tenants, from 2008 (with his service as Chief Executive Officer beginning in 2004) until his retirement in April 2017. Mr. Macnab is an independent director of Cadillac Fairview Corporation (a private company) since 2011 and of American Tower Corporation (NYSE: AMT) since 2014, and served as a director of Forest City Realty Trust (NYSE: FCEA) from 2017 to 2018, Eclipsys Corporation from 2008 to 2014, and DDR Corp. (NYSE: DDR) from 2003 to 2015. Previously, Mr. Macnab was the Chief Executive Officer and President of JDN Realty, a publicly traded real estate investment trust, from 2000 to 2003. Mr. Macnab holds a Bachelor’s degree in Economics and Accounting from the University of the Witwatersrand and a Master of Business Administration from Drexel University.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Macnab brings to our Company and Board of Directors extensive strategic and management experience leading a publicly held REIT, as well as a broad skill set gained from vast public and private board experience.

EDWARD B. PITONIAK Chief Executive Officer, VICI Properties Inc. Age: 65 Director Since: October 2017

BIOGRAPHICAL INFORMATION

Mr. Pitoniak was appointed as our Chief Executive Officer on October 6, 2017. Prior to this, Mr. Pitoniak served as Vice Chairman of Realterm, a private equity real estate manager based in Annapolis, Maryland, that invests in logistics real estate, from January 2015 to July 2017. Mr. Pitoniak served as an independent director on the board of directors of Ritchie Bros. Auctioneers Incorporated (NYSE: RBA), a global asset management and disposition company from July 2006 to May 2019. Mr. Pitoniak served as Managing Director, Acting Chief Executive Officer and Trustee of InnVest, a publicly-listed REIT, from April 2014 to February 2015, where he was responsible for recapitalizing the REIT and transitioning its management function from an external, third-party management model, to an internal management model. He then served as Chairman and Trustee of InnVest from February 2015 to August 2016, when the REIT was sold and taken private. He also served as a director of Regal Lifestyle Communities (TSE: RLC), a Canadian senior housing real estate owner and operator, from 2012 until its sale in 2015. Mr. Pitoniak retired in 2009 from the position of President and Chief Executive Officer and Director of bcIMC Hospitality Group, a hotel property and brand ownership entity (formerly a public income trust called Canadian Hotel Income Properties Real Estate Investment Trust (“CHIP”)), where he was employed from 2004 to 2009. As Chief Executive Officer of CHIP, he led the company to four consecutive years of total return leadership among Canadian hotel REITs, and then to a sale in 2007. Mr. Pitoniak was also a member of CHIP’s Board of Trustees before it went private. Prior to joining CHIP, Mr. Pitoniak was a Senior Vice President at Intrawest Corporation, a ski and golf resort operator and developer, for nearly eight years. Before Intrawest, Mr. Pitoniak spent nine years with Times Mirror Magazines, where he served as editor-in-chief and associate publisher with Ski Magazine. Mr. Pitoniak has a Bachelor of Arts degree from Amherst College.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

Mr. Pitoniak provides our Board of Directors with valuable experience in the hospitality, entertainment and real estate industries and, in particular, with respect to publicly held REITs. Our Company and our Board of Directors also benefit from Mr. Pitoniak’s extensive previous board service. In addition, Mr. Pitoniak’s position as our Chief Executive Officer allows him to advise our Board of Directors on management’s perspective over a full range of issues affecting the Company.

15

PROPOSAL 1: ELECTION OF DIRECTORS

MICHAEL D. RUMBOLZ Director and Chief Executive Officer, Everi Holdings Inc. Age: 66 Director Since: October 2017 Independent

BIOGRAPHICAL INFORMATION:

Mr. Rumbolz is Director and Chief Executive Officer of Everi Holdings Inc. (NYSE: EVRI), a developer of gaming products and services, and an independent director of Seminole Hard Rock Entertainment, LLC. Mr. Rumbolz served as Chairman of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG), from 2005 until May 2020, and as Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from 2005 until 2008 when Cash Systems, Inc. was acquired by Everi. Mr. Rumbolz has also from time to time provided consulting services and held a number of public and private sector employment positions in the gaming industry, including serving as Member and Chairman of the Nevada Gaming Control Board from 1985 through 1988. Mr. Rumbolz was also the former Vice Chairman of the Board of Casino Data Systems until it was sold in 2001, the President and CEO of Anchor Gaming from 1995 to 2000, the director of Development for Circus Enterprises (later Mandalay Bay Group) from 1992 to 1995, and the President of Casino Windsor at the time of its opening in Windsor, Ontario in 1995. In addition, Mr. Rumbolz is the former Chief Deputy Attorney General of the State of Nevada. Mr. Rumbolz earned a Bachelor of Arts degree in political science from the University of Nevada – Las Vegas and a Juris Doctor degree from the University of Southern California.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS:

Mr. Rumbolz’s experience in the highly regulated gaming industry, both as an operator and as a regulator, are valuable to our Company and our Board of Directors. Our Company and our Board of Directors also benefit from Mr. Rumbolz’s extensive prior public and private board service.

There are no family relationships among any of our directors or executive officers.

16	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the accounting firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Action by stockholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our Board of Directors for ratification as a matter of good corporate governance in order to give our stockholders a voice in the designation of auditors. If the appointment is not ratified by our stockholders, our Board of Directors will further consider its choice of Deloitte as our independent registered public accounting firm and may, but will not be required to, appoint a different independent registered public accounting firm. Deloitte has served as our independent registered public accounting firm since our formation on October 6, 2017 and is considered by our management to be well-qualified. Deloitte has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.

For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below.

A representative of Deloitte will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Evaluation of Independent Registered Public Accounting Firm

Prior to selecting Deloitte for the fiscal year ending December 31, 2021, the Audit Committee evaluated Deloitte’s performance with respect to fiscal year 2020. In conducting this annual evaluation, the Audit Committee considered management’s assessment of Deloitte’s performance in areas such as: (i) independence; (ii) the quality and the efficiency of the services provided, including audit planning and coordination; (iii) the adequacy of information provided on accounting issues, auditing issues and regulatory developments affecting REITs; (iv) the quality and effectiveness of communications with the Audit Committee and management, including the ability to meet deadlines and respond quickly, (v) reports of the PCAOB and other available data regarding the quality of work performed by Deloitte; and (vi) the geographic reach and expertise of Deloitte in terms of quantity, quality and location of staff.

The Audit Committee also considered Deloitte’s tenure, the relative costs, benefits, challenges, overall advisability and potential impact on the Company of changing auditors and the reasonableness of Deloitte’s historical and proposed billable rates. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner every five years, the Audit Committee and its chair will continue to be involved in the selection of Deloitte’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent external auditor is in the best interests of us and our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021, which is considered a routine matter. As a result, for purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

17

CORPORATE GOVERNANCE MATTERS

Corporate Governance Profile

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board of Directors. We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance framework include the following:

WHAT WE DO	WHAT WE DON’T DO

86% Independent Directors. Six of our seven directors standing for election have been determined by us to be “independent” as defined by the NYSE listing standards.	No Classified Board. Our directors are elected annually for one-year terms.

Independent Chair. Our Chair of the Board is an independent director, which strengthens the role of our independent directors and encourages independent Board leadership.

No Poison Pill or Stockholder Rights Plan. We do not have a “poison pill” or stockholder rights plan, and, in the event we determine to adopt such a plan, we will seek stockholder approval prior to, or in certain circumstances within twelve months following, such adoption by our Board of Directors.

Majority Voting for Directors. Directors are elected in uncontested elections by the affirmative vote of a majority of the votes cast.

Opted Out of Maryland Anti-Takeover Statutes. We have elected not to be subject to the Maryland Unsolicited Takeover Act, Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute, and any change to such elections must be approved by our stockholders.

Annual Board and Committee Self-Evaluations. The Board of Directors and each committee annually conduct a comprehensive self-evaluation process.

No Significant Related Party Transactions. We do not currently have any significant related party transactions. In addition, no immediate family relationships exist between any of our directors or executive officers and any of our other directors or executive officers.

Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation and Nominating and Governance Committees monitor and address risks within the scope of their particular expertise or charter.

No Selective Disclosure of Information. We have a Corporate Disclosure Policy applicable to directors, officers and employees to ensure timely, transparent, consistent and accurate financial and other information is provided to the investing community on a non-selective basis.

Entirely Independent Committees. All of the members of our Audit, Compensation, and Nominating and Governance Committees are independent.

No Option Trading or Short Selling of Our Securities. None of our directors and officers are permitted to trade in options, warrants, puts and calls or similar instruments on Company securities or sell Company securities “short”.

Audit Committee Financial Experts. All of the members of our Audit Committee qualify as an “audit committee financial expert” as defined by the SEC.	No Hedging of Our Securities. Our anti-hedging policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

Stock Ownership Guidelines for Directors. Our stock ownership guidelines require that each of our directors, over a reasonable period of time, accumulate a holding of shares having a value of 3x the value of the annual Board of Directors stock retainer amount.

No Pledging of Our Securities. None of our executive officers or directors are permitted to purchase our securities on margin, or pledge our securities as collateral for margin or other loans.

Stock Ownership Guidelines for Executives. Our stock ownership guidelines require, over a reasonable period of time, our CEO to accumulate a holding of shares equal to 5x his annual base salary, and our other executives to accumulate a holding of shares equal to 3x their respective annual base salaries.

No Limits on Stockholder Ability to Amend Bylaws. Our stockholders are empowered to amend, alter or repeal any provision in our bylaws upon the affirmative vote of a majority of all the votes entitled to be cast.

18	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Corporate Governance Highlights

We are committed to maintaining the highest standards of corporate governance, which we believe promotes long-term value creation, transparency and accountability to our stockholders. Because corporate governance practices evolve over time, based on our ongoing evaluation of best practices and investor feedback on our governance practices, we have made a number of governance and disclosure enhancements since our formation in 2017.

2020	2019	2018	2017

•  Appointed a new, highly qualified independent female director, who is also racially diverse

•  Adopted a majority voting
standard for stockholder bylaw amendments

•  Adopted enhanced guiding principles for director continuing education

•  Established task force to advance goal of maintaining a diverse and inclusive workplace

•  Adopted stock ownership guidelines for our executive officers

•  Adopted a one-year minimum vesting period for equity grants, subject to a 5% carve out

•  Amended the Code of Business Conduct to expressly state our commitment to a diverse workplace and expand the categories of discrimination expressly prohibited in our employment practices to include gender identity, gender expression and sexual orientation

•  Added environmental sustainability and social responsibility oversight to the responsibilities of the Nominating and Governance Committee

•  Adopted a Corporate Social Responsibility Policy and Responsible Supplier Principles

•  Appointed two new, highly qualified independent female directors

•  Adopted key governance policies in connection with our initial public offering, including Fair Disclosure Policy, Insider Trading Policy, Conflict of Interest Policy, Code of Business Conduct, Political Contribution Policy

•  Implemented a secure reporting hotline and website in support of Whistleblower Policy

•  Since formation in 2017, VICI’s corporate governance has been structured in a manner that we believe closely aligns our interests with those of our stockholders, including stockholder-friendly governance provisions

•  Established our strong governance structure, providing for annual director elections, fully independent non-employee directors, and director stock ownership guidelines

•  Opted out of Maryland Unsolicited Takeover Act (“MUTA”), Maryland Business Combination Statute and Control Share Acquisition Act

19

CORPORATE GOVERNANCE MATTERS

Corporate Governance Documents

Our corporate governance framework is a set of principles, guidelines, policies and practices that support consistent financial performance and long-term value creation for our stockholders.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board of Directors, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board of Directors’ commitment to monitoring the effectiveness of decision-making at the Board of Directors and management level and ensuring adherence to good corporate governance principles. The Corporate Governance Guidelines address, among other things:

•  the responsibilities and qualifications of directors, including director independence, and the selection process and evaluation criteria for new director candidates;

•  the responsibilities, composition and functioning of the Board of Directors and its committees;

•  director access to officers and employees, as well as to outside advisors;

•  the principles of director compensation;

•  director orientation and continuing education;

•  Board of Director interaction with stockholders and interested parties;

•  management succession planning, development and review;

•  annual performance evaluation of the Board of Directors and its committees; and

•  minimum stock ownership guidelines for our directors, CEO and other executive officers.

Our Corporate Governance Guidelines are periodically reviewed by the Nominating and Governance Committee. In February 2021, our Board of Directors approved amended Corporate Governance Guidelines to update and harmonize such guidelines with our existing procedures and practices and to address evolving best practices with respect to corporate governance and related matters.

CODE OF BUSINESS CONDUCT

Our Board of Directors has adopted a Code of Business Conduct that applies to our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and other employees. Among other matters, our Code of Business Conduct is designed to:

•  deter wrongdoing, including with respect to corporate opportunities, the protection and proper use of company assets, and political contributions and payments to government personnel;

•  promote honest and ethical conduct, including maintaining confidentiality of proprietary or confidential information and the ethical handling of actual or apparent conflicts of interest in a personal and/or professional capacity;

•  promote full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•  ensure compliance with applicable governmental laws, rules and regulations;

•  establish an expectation of fair dealing with our competitors, tenants, managers of our properties, suppliers and employees;

•  encourage prompt internal reporting of violations of the Code of Business Conduct to appropriate persons identified in the Code of Business Conduct; and

•  advocate for accountability for adherence to the Code of Business Conduct.

In addition, the Code of Business Conduct expressly states our commitment to a diverse workplace and requires that all employment practices and decisions be conducted without regard to race, color, ancestry, national origin, age, gender, sex, sexual orientation, marital status, religion, age, pregnancy and childbirth (or any related medical conditions), disability, gender identity or expression, results of genetic testing, genetic information (including, where applicable, sickle cell trait), or service in the military, or any other protected categories under applicable federal, state, and local laws. In February 2021, our Board of Directors approved an amended Code of Business Conduct to update and harmonize such code with our existing procedures and practices and to address evolving best practices with respect to corporate governance and related matters.

Only our Board of Directors, or a committee designated by the Board of Directors, is able to approve any waiver of the Code of Business Conduct for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law, stock exchange regulation or the requirements of the SEC. Any substantive amendments to or waivers from any provision of the Code of Business Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer will be posted on our website at www.viciproperties.com under the section “Corporate Responsibility—Governance”.

20	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

CORPORATE SOCIAL RESPONSIBILITY POLICY

Our Board of Directors has adopted a Corporate Social Responsibility Policy, which sets forth the Company’s policy to contribute to the improvement of economic, environmental and social conditions through the Company’s business activities regardless of geographic location, within the scope of our capabilities and consistent with applicable laws and regulations, and our Code of Business Conduct. The Corporate Social Responsibility Policy covers, among other things:

•  environmental sustainability;

•  labor, health and safety;

•  human rights and human trafficking;

•  compliance with applicable governmental laws, rules and regulations;

•  business integrity and anti-money laundering;

•  education and training opportunities for our employees, including with respect to cybersecurity, diversity, harassment and sustainability;

•  engagement of stakeholders, including our stockholders, our employees, our tenants and borrowers, and our communities;

•  diversity and inclusion;

•  considerations relating to suppliers, including, where available and feasible, a commitment to work with suppliers to advance economic inclusion and work with minority and women-owned businesses; and

•  cybersecurity and data protection;

•  reporting of apparent misconduct or violations of the policy, including a confidential, secure reporting structure.

Our Board of Directors approves material changes to the Corporate Social Responsibility Policy. In February 2021, our Board of Directors approved an amended Corporate Social Responsibility Policy to update and harmonize such policy with our existing procedures and practices and to address evolving best practices with respect to corporate social responsibility and related matters.

RESPONSIBLE SUPPLIER PRINCIPLES

Our Board of Directors has approved Responsible Supplier Principles, designed to outline our expectations for responsible business practices of our third-party suppliers. The Responsible Supplier Principles include our expectation that our third-party suppliers:

•  comply with all applicable laws and regulations;

•  have a commitment to a diverse workplace;

•  institute and enforce policies prohibiting harassment and discrimination;

•  prohibit forced labor and abuse of labor, including human trafficking;

•  prohibit child labor;

•  comply with all applicable local and national wage, work hours, overtime and benefits laws; and

•  support environmental sustainability and business integrity.

Our Board of Directors regularly reviews the Responsible Supplier Principles for changes in our business and any legal or regulatory requirements.

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POLITICAL CONTRIBUTION POLICY

Our Board of Directors has implemented a Political Contribution Policy, which, in addition to our Code of Business Conduct, provides:

•  that Company personnel are encouraged to participate in political activities on their own time and at their own expense, and in a manner consistent with applicable law and the Company’s applicable policies;

•  that Company assets, facilities and resources may not be used for political purposes except in accordance with law and after approval by the Board of Directors;

•  for the implementation of internal safeguards to prevent unlawful political contributions by the Company and our officers, employees and directors who are licensed or have applied for a gaming license in one or more of the jurisdictions in which we are licensed, due to the highly regulated nature of the gaming industry in which we operate; and

•  for the strict prohibition on making illegal payments to government officials of any country, including under the U.S. Foreign Corrupt Practices Act, which prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business, and similar federal, state and local rules, as well as those of foreign governments.

Our Board of Directors periodically reviews the Political Contribution Policy and the Code of Business Conduct. In accordance with our policies, any company resources utilized for political advocacy purposes require the approval of our Board of Directors. In 2020, VICI paid a total of approximately $267,000 in membership dues to the National Association of Real Estate Investment Trusts (Nareit) and the American Gaming Association (AGA), a portion of which was allocated by the respective organization to lobbying and political activities. Except for such portion of these membership dues (which are not directed by VICI), VICI did not expend corporate resources for political advocacy purposes in 2020.

WHISTLEBLOWER POLICY & HOTLINE

Our Board of Directors has adopted a Whistleblower Policy, which establishes procedures for (i) the receipt, retention and treatment of complaints regarding improper or questionable accounting, internal accounting controls or auditing matters involving the Company, and (ii) the confidential, anonymous submission of such complaints by employees of the Company. In order to facilitate the submission of such complaints, we have implemented a secure whistleblower hotline and website. The whistleblower hotline and website are operated by an independent service provider and are available for the anonymous submission of complaints.

Where to Find our Corporate Governance Documents

You are encouraged to visit our website at https://investors.viciproperties.com/environmental-social-and-governance/corporate-governance/#governance-documents to view or obtain copies of our Corporate Governance Guidelines, committee charters, Code of Business Conduct, Corporate Social Responsibility Policy and Whistleblower Policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters, Code of Business Conduct and Corporate Social Responsibility Policy by directing your request in writing to Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022. Additional information relating to the corporate governance of our Company is also set forth below and included in other sections of this Proxy Statement.

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Environmental Sustainability and Social Responsibility

OVERVIEW OF 2020 ACCOMPLISHMENTS

Environmental sustainability and social responsibility are integral components of growing and maintaining value for our stockholders. Accordingly, we are committed to progress in environmental sustainability across our corporate headquarters, our leased properties and our owned and operated golf courses, as well as to the health, safety and well-being of our employees, suppliers, partners and local communities.

Through our Nominating and Governance Committee, our Board of Directors oversees the Company’s corporate environmental sustainability and social responsibility efforts. The Nominating and Governance Committee has been tasked with reviewing community, environmental and social responsibility policies, goals and initiatives (including diversity and inclusion efforts).

Environmental Sustainability

•  We implemented a third-party environmental sustainability data monitoring effort at our golf courses, pursuant to which we intend to measure and maintain sustainability metrics at our owned and operated golf courses in connection with environmental sustainability programs

•  We continued to pursue a tenant engagement strategy to coordinate with our tenants on environmental sustainability reporting and initiated efforts to better understand the environmental impact of our properties

•  We negotiated limited “green lease” provisions in certain of our new leases, which require such tenants to, among other things, reasonably cooperate and participate in conservation, sustainability, recycling, energy efficiency, and waste reduction and other programs that may be implemented

•  Our acquisition and transactional underwriting continues to include an assessment of environmental-related risks, including those related to environmental performance and potential environmental exposure or liability, regulatory and zoning-related risks, as well as the potential long-term impact of climate change

Social Responsibility

•  We formed our Diversity and Inclusion Task Force and outlined an internal framework of actionable items to pursue meaningful progress with respect to our diversity and inclusion initiatives through 2021, including a demonstrated commitment to diversity and inclusion to our employees

•  We bolstered our existing employee training program to further address important social responsibility initiatives in 2021, including diversity and inclusion, implicit and unconscious bias, anti-harassment and anti-discrimination

•  We formed our VICI Volunteers team, comprised of employees across different functional areas, to pursue philanthropic and charitable efforts that enable our team members to contribute meaningfully to charitable causes in our communities

•  We were certified as a Great Place to Work™ by the Great Place to Work Institute™ for the second year in a row following our annual employee engagement survey, receiving a 93% rating among our employees

ENVIRONMENTAL SUSTAINABILITY

Corporate Headquarters. In 2019, we relocated our corporate headquarters to a building that has achieved a LEED Gold certification for existing buildings through the integration of many of the latest sustainable building materials and systems into the building’s operation, effectively minimizing the environmental impact of the building. Our corporate headquarters building has also earned an Energy Star Label.

Environmental Sustainability and Social Responsibility Task Force. Formed in 2018, our Environmental Sustainability and Social Responsibility Task Force consists of employees across functional areas, and from various professional levels, including our General Counsel. The Environmental Sustainability and Social Responsibility Task Force periodically meets to consider, implement and oversee our environmental sustainability initiatives at our owned and operated properties, and to monitor our engagement with our tenants to collect and review data relating to environmental sustainability and understand the environmental impact of our leased property portfolio. In addition, we report to the Nominating and Governance Committee of the Board of Directors on at least a quarterly basis on key updates and developments with respect to our environmental sustainability and social responsibility activity.

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Our Leased Properties. Our existing leased properties are leased pursuant to long-term, triple-net leases, which provide our tenants with complete control over operations at our properties, including over the implementation of environmental sustainability initiatives consistent with their business strategies and our revenue objectives, and do not permit us to require the collection or reporting of environmental sustainability data. Despite these contractual limitations, in 2019, we initiated a communication and reporting process in partnership with our tenants in order to monitor, record and report environmental sustainability data relating to our leased property portfolio.

Our largest tenant is Caesars Entertainment, Inc., which currently leases 71% of our leased properties. Environmental data is monitored by our tenants at these Caesars-leased properties in order to guide their sustainability initiatives and the setting and achievement of target goals to reduce the environmental impact of their operations. Due to the timing of availability of this data, we have presented below sustainability information with respect to 2019 (and in comparison to 2018). In 2019, these properties reported the use of 586,451 MWh in electric energy (compared to 599,216 MWh in 2018), 14,383,146 therms of thermal (heating / cooling) energy (compared to 14,252,179 therms in 2018), 93,960 (Scope 1 MTCO2e) and 299,703 (Scope 2 MTCO2e) in emissions (compared to 94,828 and 325,471 in emissions, respectively, in 2018), and 1,458,877 kGal of water (compared to 1,489,294 kGal in 2018). In addition, these properties diverted from landfills approximately 38% of waste generated (compared to 42% in 2018).

Beginning in 2018, our first full year of existence and ownership of our real estate portfolio, we implemented and continue to pursue strategies with our tenants that support their progress in setting year-over-year reporting goals and sustainability targets relative to mitigating the environmental impact of their occupancy. In 2020, we took additional steps to establish formal processes with certain of our tenants, such as the inclusion of limited “green lease” provisions in certain of our new leases, which generally require such tenants to, among other things, reasonably cooperate and participate in conservation, sustainability, recycling, energy efficiency, and waste reduction and other programs that may be implemented.

Golf Course Utility Usage Monitoring. We have retained a third-party service provider to facilitate the monitoring of utility data at our owned and operated golf courses in order to more fully understand the environmental impact of our operations, key drivers and trends with respect to utility usage at each of our courses. Certain information is included below with respect to the electric energy and water use of our golf course properties. After a complete evaluation of the historical performance and environmental impact of our golf course business, we expect to have a better understanding of our performance which we expect will better inform our ability to set meaningful performance and improvement targets in future years.

Our Golf Courses. We own and operate four championship golf courses, all of which focus on sustainable water use through the reduction of overwatering and irrigation management. However, due to the nature of golf course management and the locations of certain of our golf courses, the extent to which we are able to meet internal goals with respect to reduced utility usage and environmental impact depends to some degree on natural weather patterns and outcomes, including total rainfall in a given location and the degree to which drought-like conditions are experienced throughout the year. In addition, the closure of our golf courses from early March 2020 to mid-May 2020 from the impact of the COVID-19 pandemic may affect the comparability of our water and electricity usage metrics for 2020 as compared to 2019 (and in future years).

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We have initiated environmental conservation and recycling programs at our golf courses, including the elimination of Styrofoam, the ongoing transition to energy-efficient lighting and efforts to reduce our total water usage. Since taking ownership of the golf courses, we continue to transition our existing lighting to all energy-efficient LEDs. The retrofitting of our golf course facilities’ lighting systems is on an as-needed basis and we expect to make steady progress towards our goal of 100% energy-efficient LED lighting at our golf course properties. As of January 1, 2021, approximately 40% of lighting at our golf courses consists of energy-efficient LEDs (compared to approximately 33% as of January 1, 2020). In addition, with respect to water usage, we utilize reclaimed water at our Rio Secco golf course with respect to a significant portion of our irrigation activities, which reclaimed water comprised approximately 85% of our total water usage at Rio Secco in 2020 (and reduced our fresh water usage by such amount).

With respect to environmental conservation and sustainability certifications, the Chariot Run golf course has been certified by the Audubon Cooperative Sanctuary Program as an Audubon Sanctuary and each of our remaining courses are enrolled in the program with the certification process underway. At all of our golf courses, we strive to contribute to the health and sustainable functioning of our ecosystems with policies and practices that protect watersheds, promote biodiversity, and sustain natural resources through maintenance of naturalized areas where possible. At our Cascata golf course, we continue to make progress on our turf reduction initiative, seeking to reduce the total area of the golf course requiring irrigation in order to reduce overall water usage, which has contributed to our overall reduction in water use over the past two years.

In addition, each of our golf courses collect and report data with respect to water and energy consumption. In 2020, as compared to 2019, the golf courses on an aggregate basis increased water consumption by approximately 3% and reduced electric energy consumption by approximately 9%. In 2019, as compared to 2018 (our first full year of ownership and operation of the golf courses), the golf courses reduced water consumption by approximately 6% and reduced electric energy consumption by approximately 1%.

Following our implementation of internal reporting mechanisms in 2019 to facilitate the collection of environmental sustainability data at our owned and operated properties and our implementation of a comprehensive recycling program at each of our golf courses, we continue to make progress towards long-term sustainability targets to mitigate our environmental impact. Following analysis of the data collected in 2019 and 2020 and in consultation with our third-party sustainability advisor, we expect to set specific targets relating to reductions in energy and water usage at our owned and operated golf courses in the future.

SOCIAL RESPONSIBILITY

We are committed to contributing positively to our communities and to creating and sustaining a positive work environment and corporate culture that fosters employee engagement, health, safety and well-being, diversity and inclusion, and equal opportunity through a focus on recruitment and retention of employees with skills, experiences and viewpoints that contribute to our success and enhance our culture, and providing competitive benefit programs, training and development opportunities, tuition reimbursement, and community service events.

Advancing Diversity and Inclusion. Since our formation in 2017, we have maintained the vital importance of a diverse and inclusive culture in fostering the continued growth and success of our organization. In 2020, as part of a broader review of our organization’s diversity and inclusion policies and practices, we completed the analysis of our existing racial, ethnic and gender diversity among key populations including our Board of Directors, senior management, our corporate team in New York, NY and our entire organization. The analysis included an evaluation of our 2020 performance against 2019, in each case for the period from October 1st of the previous year through September 30th of the current year (which is the period through which we internally evaluate such performance in connection with our employee engagement calendar).

Racial and Ethnic Diversity. The racial and ethnic diversity of our Board of Directors and our corporate team, as of March 1, 2020 and 2021, are presented below:

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Gender Diversity. The gender diversity of our Board of Directors and our corporate team, as of March 1, 2020 and 2021, are presented below:

Next Steps. Under the supervision of our Diversity and Inclusion Task Force, we expect to complete a comprehensive review of our existing policies and procedures, including with respect to employee lifecycle monitoring, hiring, recruitment and employment procedures, and enhanced training programs.

VICI Volunteers. In 2020, we formed a group comprised of employees from across our organization to more formally guide and supervise our organization’s community service engagement. We are encouraged by the early activity of our VICI Volunteers initiative, in conjunction with charitable activity by the Company and at each of our golf courses, including the below initiatives:

Bluegrass Downs Donation. In November 2020, we announced the donation of approximately 58 acres of real estate of the property known as Bluegrass Downs, a former race track in Paducah, Kentucky, to McCracken County. Bluegrass Downs ceased operations in November 2019, and the property is expected to be developed into a youth sports facility, providing soccer, baseball and softball facilities for the approximately 1,200 local youth and facilitating additional sports and tourism-related opportunities to the local communities.

Lake Charles Relief Funds. Following the impact of Hurricane Laura and Hurricane Delta in August and September 2020, respectively, VICI contributed to relief funds organized by certain of our tenants for the benefit of their employees in the region to apply for financial assistance for their immediate needs, including food, clothing and shelter.

Corporate-Matched Fundraising Drive. In an effort to capitalize on our employees’ end-of-year charitable contributions, our VICI Volunteers team organized a company-matched fundraising drive through which we selected four charitable organizations in total, two in Las Vegas, Nevada and two in New York, New York, for matching employee donations in addition to stand-alone corporate donations to each organization. In total, VICI and its employees contributed over $25,000 to these organizations through this effort. Our employees also separately participated in our existing Charitable Contribution Matching Policy to contribute to and positively impact organizations of their choice.

Golf Course Community Engagement. In addition to our corporate-level involvement described above, each of our golf courses also engages in local community outreach and service on a regular basis.

Awareness Fundraising. Each of our golf courses prepares an annual calendar of fundraising events centered around designated awareness months, selecting multiple months each year in which to support a given cause by contributing a portion of rounds fees paid in that month to charitable causes. For example, certain of our golf courses donated a portion of their golf proceeds to local veterans’ groups in November 2020 in support and recognition of the National Veterans & Military Families Month recognized by the federal government. On an annual basis, our golf courses also promote awareness and contribute to local charities in pursuit of other causes, such as National Breast Cancer Awareness Month in October, National Autism Awareness Month in April.

Sponsored Rounds. Our golf courses also demonstrate their support for local causes and engagement with their respective communities by donating rounds of golf to be utilized in connection with fundraising efforts. In 2020, our golf courses donated nearly 200 individual player rounds to over 45 different organizations in connection with their fundraising events, including those supporting education, healthcare, emergency services (fire and police), youth sports and tournaments, foundations and other causes.

Local Events. Our golf courses also host charity fundraising events at their facilities from time to time in support of local organizations. For example, our Grand Bear Golf Club hosted its signature Folds of Honor Event in November 2020, raising nearly $15,000 in scholarships to support Folds of Honor, a nonprofit organization that helps provide the families of fallen and disabled service members educational scholarships.

Employee Engagement. In 2020, we initiated our second annual employee engagement survey through the Great Place to Work® Institute in order to monitor the satisfaction of our employees and to utilize the results to improve our company. Following the completion of this survey, we were certified as a Great Place to Work® for the second year in a row, with the agreement of 93% of our participating employees.

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Employee Education. We invest in employee education, training and development by conducting regular training programs to educate and advance our employees’ understanding of concepts relevant to our business, as well as with respect to issues such as diversity and harassment and other matters outlined in our Code of Business Conduct. In addition, through the leadership of our Diversity and Inclusion Task Force, we have begun to implement additional training in 2021 for our employees with respect to the relevant topics, including implicit and unconscious bias, inclusion, professional development. We facilitate and provide financial support for our employees to visit the various properties in our portfolio as well as to attend site visits for due diligence purposes. These opportunities broaden our employees’ understanding of our business and enhance relationships among our offices and with our tenants. In addition, we encourage our employees to pursue professional development through external education and certifications through a broadly applicable and flexible tuition reimbursement policy.

Employee Benefits. We offer a comprehensive, industry-standard employee benefits package, including a 401(k) plan, medical, dental and vision insurance, disability insurance, life insurance, paid maternity/paternity leave for birth and foster/adoption placements and access to an employee assistance program. In response to feedback from our 2019 employee engagement survey, we enhanced existing benefits to be responsive to our employee feedback, and continue to explore additional opportunities to meaningfully enhance employee benefits.

Reporting. Our confidential and secure, third-party monitored online and telephonic reporting structure enables our employees to report, among other things, any issues with discrimination or other matters that impact the quality of our workplaces. We facilitate and encourage open communication from our employees directly and through our employee assessment process and employee engagement surveys, including in coordination with the Great Place To Work® Institute.

Regulatory Compliance and Responsible Gaming. Our business is subject to extensive regulation as an owner of gaming-entitled and gaming-related assets. We view comprehensive and responsive engagement with our regulators as a critical part of our governance and corporate social responsibility efforts. We are currently subject to regulation by 12 jurisdictions and required to be licensed or found suitable in nine jurisdictions. We maintain a comprehensive regulatory compliance program through our internal legal and regulatory team overseen by our Audit Committee and our Board of Directors. Each director and officer required to be licensed in the applicable jurisdictions are licensed or pending licensure by all applicable gaming regulatory agencies. In addition, we support our tenants in their compliance with applicable regulatory requirements by cooperating with applicable gaming regulatory authorities in connection with regulatory jurisdiction over our tenants and their affiliates, including the provision of such documents and other information as may be requested by such gaming regulatory authorities relating to our tenants, us, or our respective affiliates.

Accolades.

For the 2020-2021 period, we were certified as a Great Place to Work® by the Great Place to Work® Institute for the second year in a row.	We have been recognized by 2020 Women on Boards because our Board of Directors consisted of at least 20% female directors during 2020.

Director Independence

Background. Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board of Directors must be independent as required by the listing standards of the NYSE.

Independence Determinations Made by our Board of Directors. We define “independent director” by reference to the rules, regulations and listing qualifications of the NYSE. In general, a director is deemed independent if the director has no relationship to us that may interfere with the exercise of the director’s independence from management and our Company. Our Board of Directors, after broadly considering all relevant facts and circumstances regarding the past and current relationships, if any, of each director with the Company, has affirmatively determined that all of the Company’s non-employee directors, Messrs. Abrahamson, Macnab and Rumbolz and Mses. Cantor, Douglas and Holland are independent directors. In addition, the Board of Directors previously determined that Mr. Hausler, who resigned from the Board on February 13, 2020, was independent prior to his resignation. In making these determinations, the Board of Directors reviewed the non-employee directors’ relationships, if any, with us, and determined that there are no material relationships that would interfere with the exercise of such directors’ independence from management and our Company.

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Annual Board and Committee Evaluation Process

Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board of Directors. It is important to take stock of Board, Committee and director performance and to solicit and act upon feedback received from each member of our Board of Directors. To this end, the Board of Directors and each committee annually conduct a comprehensive self-evaluation process. Noted below are the high-level steps of the Board of Directors and committee self-evaluation process.

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Director Candidate Qualification and Selection Process

Director Selection Process. Our Nominating and Governance Committee is responsible for recommending director candidates and nominees to the full Board of Directors, in collaboration with the Chair of the Board of Directors.

The Nominating and Governance Committee seeks to identify candidates based on input provided by a number of sources, including (i) other members of the Board of Directors, (ii) officers and employees of the Company, (iii) stockholders of the Company and (iv) other corporate governance and industry participants, such as the NYSE Board Advisory Council. As part of the candidate identification process, the Nominating and Governance Committee evaluates the skills, experience and diversity of the current Board of Directors, and whether there are additional skills, experience or diversity that should be added to complement the composition of the existing Board of Directors. The Nominating and Governance Committee will also take into account whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. The Nominating and Governance Committee will also seek ongoing input from the incumbent directors and the Chief Executive Officer, with the goal of identifying and informally approaching possible director candidates in advance of actual need. The Board of Directors shall itself determine in each case the manner by which an invitation to join the Board of the Directors shall be extended to director nominees, other than those nominated directly by the Company’s stockholders.

Once director candidates have been identified, the Nominating and Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Governance Committee deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Governance Committee’s process of recommending director candidates.

Director Qualifications. Our Corporate Governance Guidelines contain the membership criteria for our Board of Directors. Directors should have (i) integrity, strength of character, vision, imagination and loyalty to the Company and its stockholders, (ii) independent, practical and mature judgment, with the ability to evaluate and appraise objectively the Company’s strategies and financial position and possess the necessary governance experience and relevant skills to fulfill the role of fiduciary oversight, (iii) substantial business experience and strong financial acumen, with practical application to the Company’s needs, (iv) the willingness and ability to make a significant commitment of time and attention to the Board of Director’s processes and affairs, including meetings and preparation, (v) the ability to work with fellow directors as members of a collegial group, without necessarily always agreeing with them, and the ability to provide guidance, relevant insights and support to the Company’s Chief Executive Officer and senior management team, (vi) an absence of conflicts of interest that would interfere with Board of Director service, (vii) the ability to secure relevant licenses required and (viii) a commitment to having a meaningful, long-term equity ownership stake in the Company in compliance with the director stock ownership guidelines adopted by the Board of Directors.

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Director Expectations. Directors are expected to prepare for, attend regularly and participate actively and constructively at meetings of the Board of Directors and its committees. Directors are expected to review the material that is distributed in advance of any Board of Directors or committee meeting. The Board of Directors will consider other commitments, including board service, in assessing each director’s and potential candidate’s ability to serve on the Board of Directors and fulfill his or her responsibilities. Each director is expected to notify the Board of Directors chair and the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve as a member of another public company board of directors.

Diversity Recruiting Strategy. We endeavor to have a Board of Directors that represents diverse backgrounds, experiences, expertise, perspective, age, gender, ethnicity, skills and contacts, and a range of tenures that are appropriate given the Company’s current and anticipated circumstances and that, collectively, enable the Board of Directors to perform its oversight function effectively. While we believe we have assembled a highly qualified board, supported by third party recognition of their collective qualifications, we continue to monitor the broad pool of potential directors for those candidates who would augment our existing composition and further our commitment to board diversity and excellence.

Board Retirement and Refreshment. Our Board of Directors believes that it is in the best interests of the Company and its stockholders to refresh board membership when appropriate, but not to constrain the Board with a mandatory retirement age that does not take individual circumstances into consideration, including a director’s unique qualifications, contributions, skills or relationships. Accordingly, a director who has turned 75, or who will turn 75 prior to the next annual meeting of stockholders, will be expected to offer their resignation to the Nominating and Governance Committee at least 6 months prior to the next annual meeting of stockholders. The presumption would be that the offer would be accepted and that the director would not be nominated for re-election at the next annual meeting. However, the Board of Directors reserves the right, based on the recommendation of the Nominating and Governance Committee, to nominate such director for re-election if it believes, under the circumstances, that such director is likely to continue to make important contributions to the Board of Directors, and that such director’s continued service on the Board of Directors is in the best interests of the Company and its stockholders. Although we do not have term limits or a mandatory retirement age for our directors, our Board of Directors remains committed to periodic board refreshment. Consistent with this belief, we have appointed three new directors since our formation in 2017, all of whom are female, and one of whom is also racially diverse.

Other Considerations. The Nominating and Governance Committee will consider the optimal size and composition of the Board of Directors and identify and screen candidates qualified to serve on the Board of Directors, consistent with the criteria approved by the Board of Directors, including considering suggestions for Board of Directors membership submitted by stockholders in accordance with the notice provisions and procedures set forth in the Company’s bylaws.

After completing the identification and evaluation process described above, the Nominating and Governance Committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select the director nominees for stockholders to consider and vote upon at the annual meeting of stockholders.

Stockholder Recommendations for Board Nominations. Our Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for membership on our Board of Directors complying with procedural requirements that may be communicated to stockholders from time to time. The recommendation should be addressed to the Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022.

Leadership Structure of our Board of Directors

At the present time, the Board of Directors believes that a structure that separates the roles of chair and Chief Executive Officer is appropriate and that the chair should serve in an independent, non-executive role. However, the Board of Directors reserves the right to determine the appropriate leadership structure for the Board of Directors on a case-by-case basis, taking into account at any particular time the Board of Directors’ assessment of its and the Company’s needs, as well as the people and situation involved. The Board of Directors believes that having an independent director serve as the chair is the appropriate leadership structure for our Company at this time because it allows our Chief Executive Officer to focus on executing our Company’s strategic plan and managing our operations and performance, while allowing the chair to focus on the effectiveness of the Board and provide independent oversight of our senior management team. As a result of the current separation between the roles of chair of the Board of Directors and Chief Executive Officer (where the current chair is an independent director) and the composition of our Board of Directors, the Board of Directors has determined that no lead independent director is necessary at this time. In the event that the chair of our Board of Directors is no longer independent, we expect that our Board of Directors would appoint a lead independent director and further delineate their role and responsibilities in such capacity.

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Board Committees and Meetings

Our Board of Directors has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Our committees are composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board of Directors may also create additional committees for such purposes as our Board of Directors may determine.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee

James R. Abrahamson(1)	—	—	—

Diana F. Cantor*

Monica H. Douglas

Elizabeth I. Holland*

Craig Macnab*

Michael D. Rumbolz

Number of Meetings Held in 2020	5	5	4

  Committee Chair       Committee Member

(1)	Mr. Abrahamson serves as our independent Chair of the Board of Directors. Whenever possible, he actively participates, but does not vote, in meetings of the committees of the Board of Directors.

*	Audit committee financial expert

DIRECTOR ATTENDANCE AT MEETINGS OF THE BOARD AND ITS COMMITTEES AND ANNUAL MEETINGS OF STOCKHOLDERS

During 2020, our Board of Directors held ten (10) meetings. In addition, our Board of Directors and its committees acted by written consent from time to time as appropriate. Our directors are also frequently consulted by management for advice and counsel and to receive informational updates, including in connection with the COVID-19 pandemic, between formal meetings of our Board of Directors or any of its committees. For 2020, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director), and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she serves (during the periods that he or she served).

Our Corporate Governance Guidelines provide that, absent exigent circumstances, all directors are expected to attend the Company’s annual meetings of stockholders. All seven of our directors attended the 2020 annual meeting of stockholders.

AUDIT COMMITTEE

The Audit Committee monitors (i) the integrity of our financial statements and financial reporting processes, (ii) our compliance with legal and regulatory requirements, (iii) our continued qualification as a REIT, (iv) the performance of our internal audit function as well as of our independent auditors and (v) the qualifications, independence and performance of our independent auditor. The Audit Committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that Federal securities laws require be included in our annual proxy statement. In addition, the Audit Committee is responsible for reviewing and assessing our policies and procedures related to our compliance with applicable gaming regulations. The duties and responsibilities of our Audit Committee are more fully described in our Audit Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Corporate Responsibility—Governance—Governance Documents”.

Our Board of Directors has determined that all members of our Audit Committee qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K, and that each of them is “independent” as such term is defined by the applicable rules of the SEC and NYSE listing standards applicable to boards of directors generally and audit committees in particular.

COMPENSATION COMMITTEE

The Compensation Committee (i) reviews and approves the compensation and benefits of our executive officers and directors, (ii) administers and makes recommendations to our Board of Directors regarding approval of our incentive compensation and equity-based plans, (iii) produces an annual report on executive compensation for inclusion in our annual report or proxy statement and (iv) publishes an annual

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committee report for our stockholders. The duties and responsibilities of our Compensation Committee are more fully described in our Compensation Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Corporate Responsibility—Governance—Governance Documents”.

The Compensation Committee may obtain advice from external or internal compensation consultants, legal, accounting or other advisors. The Compensation Committee has the sole authority and appropriate funding from the Company to select, approve, retain, terminate and oversee outside consultants, experts and legal, accounting and other advisors as it deems appropriate to assist it in the performance of its responsibilities. The Compensation Committee also has the sole authority to determine the terms of the engagement and the compensation of any such advisors. The Compensation Committee considers the independence of any compensation consultant or advisor retained or to be retained by it, including any independence factors it is required to consider by the NYSE, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated by the SEC thereunder, or other applicable laws and regulations.

Our Board has determined that each of the members of the Compensation Committee is “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and compensation committees in particular.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee (i) establishes criteria for prospective members of our Board of Directors, conducts candidate searches and interviews, and formally proposes the slate of directors to be elected at each annual meeting of our stockholders, (ii) develops and recommends to our Board of Directors for approval our Corporate Governance Guidelines, our Code of Business Conduct and our policies with respect to conflicts of interest, (iii) reviews periodically our corporate governance documents and makes recommendations, as appropriate, to the Board of Directors of amendments and modifications, (iv) makes recommendations to the Board of Directors as to the membership of committees of the Board of Directors, including a chair for each committee, (v) oversees and evaluates our Board of Directors and management, (vi) evaluates from time to time the appropriate size and composition of our Board of Directors and recommends, as appropriate, increases, decreases and changes in the composition of our Board of Directors, (vii) monitors our compliance with the corporate governance requirements of state and Federal law and (viii) reviews community, environmental and social responsibility policies, goals and initiatives, and makes recommendations, as appropriate, to the Board of Directors based on such review. The duties and responsibilities of our Nominating and Governance Committee are more fully described in our Nominating and Governance Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Corporate Responsibility—Governance—Governance Documents”.

Our Board has determined that each of the members of the Nominating and Governance Committee is “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

32	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Risk Oversight

THE BOARD OF DIRECTORS

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board of Director and committee meetings, general oversight of executive leadership’s management of risks relevant to the Company, which is informed by regular reports from our management team that are designed to provide visibility into our key risks and our risk mitigation strategies. In this regard, the Board of Directors seeks to identify, understand, analyze and oversee critical business risks. While the full Board of Directors has primary responsibility for risk oversight, its committees, as appropriate, monitor and address risks that may be within the scope of a particular committee’s expertise or charter. Our Board of Directors uses the committees to assist in risk oversight as follows:

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

The Audit Committee’s responsibilities include, among others, oversight relating to the integrity of our financial statements and financial reporting process; compliance with legal and regulatory requirements; the performance of our internal audit function; evaluation of the independence of our independent auditors; our policies regarding REIT compliance; policies and transactions related to certain swaps and other derivatives transactions; and our Enterprise Risk Management framework.

The Compensation Committee’s responsibilities include, among others, oversight of risks related to the compensation of our executive officers and directors; our compensation practices and plans to ensure that such practices and plans are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior; and our stock ownership guidelines. For more information, see “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Program Elements and Policies—Risk Assessment of Compensation Programs” on page 56.

The Nominating and Governance Committee’s responsibilities include, among others, oversight of the general operations of the Board of Directors; the Company’s compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE; corporate governance-related risk, including review of our corporate governance policies and systems; and community, environmental, social and governance (“ESG”) policies, goals and initiatives.

THE COVID-19 PANDEMIC

While the committees address COVID-19 risks specific to their respective delegated duties, the Board of Directors has reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company’s operations, business strategy, continuity, and financial planning. Accordingly, the Board of Directors has ultimate oversight with respect to risks related to the COVID-19 pandemic.

MANAGEMENT

While the Board of Directors and its committees oversee risk management as part of an ongoing process, management is charged with identifying and managing risk (including through the implementation of appropriate risk management strategies). Management periodically reports to the Board of Directors and its committees, as appropriate, on the material risks to the Company, including any major strategic, operational, regulatory and external risks inherent in the Company’s business and the policies and procedures with respect to such risks.

33

CORPORATE GOVERNANCE MATTERS

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, the non-management directors regularly meet in executive session without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board of Directors and at such other times that the non-management directors deem necessary or appropriate. The chair of the Board of Directors, or, in the absence of a chair of the Board of Directors, the chair of the Nominating and Governance Committee shall preside at such sessions; in the absence of such committee chair, the non-management directors present will elect another committee chair to preside at such session. If the group of non-management directors includes any directors who are not “independent” (as such term is defined from time to time under the listing standards of the NYSE), an executive session of the independent directors shall be scheduled at least once per year. Currently, all of our non-management directors are independent.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our non-management directors as a group, any committee of the Board of Directors or any individual director by e-mail or regular mail. Any such communication may be made anonymously. All communications by e-mail should be sent to corporate.secretary@viciproperties.com. Communications sent by regular mail should be sent to Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022.

The Company’s Secretary will review each communication received in accordance with this process who will then forward such communications or a summary thereof to the appropriate directors. Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the chair of the Audit Committee.

Stakeholder Outreach and Engagement

Our key stakeholder groups consist of our stockholders, our employees, our tenants, as well as our local communities. We engage in conversations with each stakeholder group as appropriate and as circumstances warrant, including as set forth below.

OUR STOCKHOLDERS. On a regular basis throughout the year, management engages in conversations with our stockholders to ensure that management and the Board of Directors understand and consider the issues that are important to our investors. We regularly communicate with our investors on matters relating to our business, strategy and performance, corporate governance, board composition and structure, executive compensation program and corporate responsibility and sustainability initiatives. In addition, at the beginning of each year, we reach out to our top stockholders to maintain an open dialogue. In 2020, we contacted stewardship officers at 24 of our largest stockholders, representing approximately 75% of our total outstanding shares of common stock.

We believe that an ongoing dialogue with our stockholders is a critical component of responsive and transparent corporate governance. In developing our approach to stockholder engagement, our principal goal is to develop strong relationships with our significant stockholders that will allow us to understand those issues that are most meaningful to them, thereby giving us insight into stockholder support of any initiatives and strategies that we propose to implement in furtherance of our long-term growth, governance and corporate initiatives. We recognize that stockholders are the owners of the Company and we use every component of the engagement effort to provide stockholders with insight on our business and our thoughts on relevant issues, including the rationale for our corporate strategy.

The following graphic illustrates our annual cycle of stockholder outreach and engagement:

Throughout the Year

Provide transparency into our business, strategy and governance practices

Determine which issues are important to our stockholders; share our views on those issues

Identify emerging issues that may affect our strategies, governance, compensation practices or operations

Before Annual Meeting

Request feedback on evolving trends from stockholders

Discuss stockholder feedback with Board (including applicable committees) and consider actions in response to feedback

Solicit support for Board voting recommendations

Monitor voting results

Annual Meeting of Stockholders Stockholders vote on issues such as election of directors, say-on-pay and auditor ratification Engage with stockholders in an open forum	After Annual Meeting Consider voting results and potential actions in response Review general governance trends and stockholder issues for upcoming year

34	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

OUR EMPLOYEES. We continuously engage with our employees, both at our corporate headquarters in New York and at each of our golf course locations, to address their health, safety and wellbeing and other concerns. On an annual basis, we conduct an organization-wide employee engagement survey through the Great Place To Work® Institute, as well as pulse surveys from time to time with respect to specific issues. For the 2020-2021 period, we were certified as a Great Place to Work® for the second year in a row.

OUR TENANTS AND BORROWERS. We are in regular communication with each of our tenants and borrowers with respect to their ongoing operations and any issues that may arise at our leased properties or in connection with our leases or loan agreements, as the case may be, including as a result of the ongoing impact of the COVID-19 pandemic, operational restrictions or considerations, and their financial performance in connection therewith.

OUR COMMUNITIES. We engage with our local communities, including those in which our properties are located, to address matters that arise from time to time with respect to specific issues. Through our community service and engagement efforts, we also seek to build and strengthen relationships with these communities. For example, we engaged with the local governments of McCracken County and Paducah, Kentucky throughout 2020 to facilitate our donation of certain land parcels related to the former Bluegrass Downs race track in Paducah, Kentucky, which ceased operations in 2019, for the use of the local community. Refer to “Environmental Sustainability and Social Responsibility—Social Responsibility—VICI Volunteers” for more information on our community service and engagement efforts.

Stockholder Rights Plans

Under our bylaws, the Board of Directors shall not authorize or adopt any stockholder rights plan or similar plan or agreement without the prior approval of the Company’s stockholders, unless any such plan or agreement would be submitted to the Company’s stockholders to be ratified or, in the absence of such stockholder approval or ratification, would expire within twelve months of its adoption.

35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

We recognize that related party transactions present a heightened risk of actual, potential or perceived conflicts of interest and have adopted a written policy regarding the review, approval, and ratification of any related party transactions. Our Nominating and Governance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to the written related person transaction policy adopted by our Board of Directors. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related person transaction, the Nominating and Governance Committee will consider:

•	whether the transaction is fair and reasonable to the Company;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction was initiated by the Company, a subsidiary or the related person;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction;

•	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;

•	the related person’s interest in the transaction;

•	whether the transaction would impair the independence of a non-management director; and

•

whether the transaction may present an improper conflict of interest for the related person, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship.

Any member of the Nominating and Governance Committee who is a related person or the immediate family of a related person with respect to a transaction under review will not be permitted to vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting in which such transaction is considered.

Certain Relationships

INDEMNIFICATION AGREEMENTS AND INSURANCE

We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

36	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

DIRECTOR COMPENSATION

Director Compensation Program

Each of our non-employee directors receives the following compensation for their service on the Board of Directors, which compensation levels have remained unchanged since our formation in 2017.

Compensation Component	Amount

Annual Retainer	$225,000 • 60% ($135,000) payable in restricted common stock(1) • 40% ($90,000) payable in cash

Additional Annual Retainers

Independent Chair of the Board Annual Retainer	$75,000

Committee Chair Annual Retainer	• $40,000 for the Audit Committee • $20,000 for the Compensation Committee • $15,000 for the Nominating and Governance Committee

Committee Member Annual Retainer	• $20,000 for the Audit Committee • $10,000 for the Compensation Committee • $7,500 for the Nominating and Governance Committee

Each director may elect, before the year in which such election is to be effective, whether to receive the additional annual retainers for Board and Committee service for that year in cash or in a combination of cash and equity. In addition, our directors may elect to defer some or all of their compensation pursuant to a deferral plan, consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time.

(1)	The portion of the annual retainer paid in restricted common stock is paid on an annual meeting-to-annual meeting basis in order to align with each director’s term of service.

Director Compensation for 2020

The following table summarizes all compensation for our non-employee directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total

James R. Abrahamson	$120,000	$180,000	$—	$300,000

Diana F. Cantor	$137,500	$135,000	$—	$272,500

Monica H. Douglas(2)	$ 82,043	$138,970	$—	$221,013

Eric L. Hausler(3)	$ 13,336	$ 1,750	$—	$ 15,086

Elizabeth I. Holland	$120,000	$135,000	$—	$255,000

Craig Macnab	$106,000	$159,000	$—	$265,000

Michael D. Rumbolz	$ 99,647	$149,470	$—	$249,117

(1)

The amounts in the Stock Awards column reflect the aggregate grant fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 of the consolidated financial statements included in our 2020 Annual Report. On April 30, 2020, each director received their annual restricted stock award with a value of $135,000, as well as any portion of their annual compensation, including additional annual retainers, that each director elected to receive in stock (in lieu of cash), in each case covering the period from April 30, 2020 (the date of the 2020 annual meeting of stockholders) to April 28, 2021 (the date of the Annual Meeting).

(2)	Ms. Douglas joined the Board of Directors, effective February 13, 2020. Accordingly, Ms. Douglas’s 2020 compensation was prorated for her period of Board and committee service.

(3)	Mr. Hausler resigned from the Board of Directors, effective February 13, 2020, in order to accept a position as the chief executive officer of a privately held company.

37

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, other than Mr. Pitoniak, whose biographical information is presented under “Proposal 1: Election of Directors—Director Nominees”.

Name	Age	Position

Edward B. Pitoniak	65	Chief Executive Officer and Director

John W.R. Payne	52	President, Chief Operating Officer

David A. Kieske	50	Executive Vice President, Chief Financial Officer and Treasurer

Samantha S. Gallagher	44	Executive Vice President, General Counsel and Secretary

John W.R. Payne has been our president and chief operating officer since October 6, 2017. Mr. Payne previously served as the chief executive officer of Caesars Entertainment Operating Company, Inc. (“CEOC”) (which filed for Chapter 11 bankruptcy in January 2015), a position he held since 2014. Mr. Payne has 21 years of experience in the gaming and hospitality business. Prior to 2014, Mr. Payne served as President of Central Markets and Partnership Development of Caesars from 2013 to 2014, Caesars’ President of Enterprise Shared Services from 2012 to 2013, Caesars’ President of Central Division from 2007 to 2012 and Atlantic City Regional President in 2006. In 2005, Mr. Payne also served as Caesars’ Gulf Coast Regional President. Mr. Payne served as the Senior Vice President and General Manager of Harrah’s New Orleans from 2002 to 2005. Mr. Payne is a Board Member of the Audubon Institute, Crimestoppers of Greater New Orleans and the Business Council of New Orleans, as well as Chairman of the Board of The Idea Village. Mr. Payne holds a Bachelor’s degree in Political Science from Duke University and a Master’s Degree in Business Administration from Northwestern University.

David A. Kieske has been our executive vice president, chief financial officer and treasurer since January 1, 2018, and served as Special Advisor to the Chief Executive Officer from November 27, 2017 until December 31, 2017. Prior to joining the Company, Mr. Kieske worked at Wells Fargo Securities/Eastdil Secured since 2007, where he most recently served as Managing Director in the Real Estate & Lodging Investment Banking Group. In his role, Mr. Kieske was responsible for providing capital raising and financial advisory services to companies in the real estate and lodging industries. Prior to Eastdil, Mr. Kieske worked in the Real Estate & Lodging Investment Banking Groups at both Citigroup and Bank of America. Early in Mr. Kieske’s career, he was a senior accountant at Deloitte & Touche and Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust. Mr. Kieske holds a Bachelor’s degree from University of California Davis and a Master’s Degree in Business Administration from the University of California Los Angeles.

Samantha S. Gallagher has been our executive vice president, general counsel and secretary since June 12, 2018, and served as Special Advisor to the Chief Executive Officer upon joining the Company in May 2018. Ms. Gallagher has over 15 years of experience representing REITs and other real estate companies and financial institutions. Prior to joining the Company, Ms. Gallagher served as Executive Vice President, General Counsel and Secretary at First Potomac Realty Trust (NYSE: FPO). In this role, Ms. Gallagher held leadership responsibility for all corporate governance matters, SEC and NYSE compliance, structuring of corporate-level transactions, overseeing property-level and corporate acquisitions and dispositions, supervising litigation matters, as well as managing outside counsel. Ms. Gallagher also oversaw the negotiation and documentation pertaining to First Potomac Realty Trust’s merger with Government Properties Income Trust (NASDAQ: GOV) in October 2017. Previously, Ms. Gallagher was a Partner at Arnold & Porter LLP, Bass, Berry & Sims plc, and Hogan Lovells US LLP. While in private practice, Ms. Gallagher focused on capital markets transactions (including public and private equity and debt offerings), joint ventures, mergers and acquisitions and strategic investments, as well as advising companies in a variety of corporate and securities law matters. She previously served on the Board of Directors for Make-A-Wish® Mid-Atlantic, Inc. from 2013 to 2019, as well as serving as Chair of its Governance Committee. Ms. Gallagher earned a Juris Doctor degree from Georgetown University Law Center, cum laude, and a Bachelor of Arts degree from Princeton University, summa cum laude.

38	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, as of March 1, 2021, by (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2020 Summary Compensation Table” below and (iv) all of our current directors and executive officers as a group. Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of the persons listed in the table is c/o VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022. The percentages shown in this table are calculated based on 537,020,516 shares of our common stock outstanding as of March 1, 2021.

5% Stockholders, Officers and Directors	Number of Shares Beneficially Owned	Percentage of Common Stock

Beneficial Owners of 5% or More of Our Common Stock:

The Vanguard Group(1)	74,549,332	13.9%

Cohen & Steers, Inc.(2)	55,577,856	10.3%

BlackRock, Inc.(3)	46,508,546	8.7%

Directors and Executive Officers:

Edward B. Pitoniak	493,845	*

John W.R. Payne	170,287	*

David A. Kieske	161,494	*

Samantha S. Gallagher	106,782	*

James R. Abrahamson	101,798	*

Diana F. Cantor	21,525	*

Monica H. Douglas	9,551	*

Elizabeth I. Holland	25,297	*

Craig Macnab	37,995	*

Michael D. Rumbolz	53,434	*

Directors and Executive Officers as a Group (10 persons)	1,182,008	*

*	Less than 1%

(1)

Beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 8, 2021 by The Vanguard Group, Inc. The Schedule 13G/A indicates that the reporting entity is an investment adviser with shared voting power over 1,633,388 shares of our common stock, sole dispositive power over 72,527,500 shares of our common stock and shared dispositive power over 2,021,832 shares of our common stock. The Schedule 13G/A further indicates that the following subsidiaries of The Vanguard Group, Inc. acquired, and are beneficial owners of, the shares of our common stock reported on the Schedule 13G/A: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The address of the parties is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)

Beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 16, 2021 jointly by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Limited. The Schedule 13G/A indicates that Cohen & Steers, Inc. is a parent holding company or control person with sole voting power over 37,071,355 shares of our common stock and sole dispositive power over 55,577,856 shares of our common stock, and holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment advisor with sole voting power over 36,946,069 shares of our common stock and sole dispositive power over 54,668,480 shares of our common stock, and that Cohen & Steers UK Limited has sole voting power over 125,286 shares of our common stock and sole dispositive power over 909,376 shares of our common stock. The address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The address for Cohen & Steers UK Limited is 50 Pall Mall, 7th Floor, London, United Kingdom SW1Y 5JH.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)

Beneficial ownership is based on Schedule 13G/A filed with the SEC on January 31, 2021 by BlackRock, Inc. The Schedule 13G/A indicates that the reporting entity is a parent holding company or control person with sole voting power over 42,910,832 shares of our common stock and sole dispositive power over 46,508,546 shares of our common stock. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock, Inc. acquired, and are beneficial owners of, the shares of our common stock reported on the Schedule 13G/A: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, Blackrock (Singapore) Limited, and BlackRock Fund Managers Ltd. The address of the parties is 55 East 52nd Street, New York, NY 10055.

40	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was formerly an officer or an employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee, nor has such interlocking relationship existed in the past. Accordingly, during 2020 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee report to stockholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Craig Macnab (Chair)

Elizabeth I. Holland

Michael D. Rumbolz

41

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions for 2020. Our named executive officers for 2020 were:

Edward B. Pitoniak

Chief Executive Officer and Director

John W.R. Payne

President, Chief Operating Officer

David A. Kieske

Executive Vice President,

Chief Financial Officer and Treasurer

Samantha S. Gallagher

Executive Vice President,

General Counsel and Secretary

42	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

Executive Summary

BACKGROUND

2020 was a challenging, but ultimately fulfilling year for the VICI team. In March, any expectations for the year with respect to our company, our employees, our society and the national and global economic landscape were replaced with the need to react to new and unknown circumstances and the challenges of the COVID-19 pandemic. In 2020, we did not adjust our performance metrics or otherwise make changes to our executive compensation program in response to the unprecedented COVID-19 pandemic.

From a business perspective, we are proud to recognize first and foremost our transformative partnership with Caesars Entertainment, Inc. (“Caesars”), formerly known as Eldorado Resorts Inc. (“Eldorado Resorts”), which closed in July 2020. First announced in June 2019 in connection with the business combination of Eldorado Resorts with Caesars Entertainment Corporation, the transaction resulted in our acquisition of three new properties—Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Atlantic City—and the modification of certain provisions of our Caesars lease agreements for total consideration of approximately $3.2 billion in cash, resulting in an incremental rent increase of $252.5 million per annum.

With respect to our investment diversification, in 2020 we originated $575.0 million in mortgage loan investments, including the $400.0 million mortgage loan on the Caesars Forum Convention Center in Las Vegas, Nevada, and the $80.0 million mortgage loan to Chelsea Piers New York, secured by the Chelsea Piers complex in New York City. With respect to tenant diversification, we look forward to the Eastern Band of Cherokee Indians becoming our sixth tenant in connection with the closing of its pending acquisition of the Caesars Southern Indiana property in Elizabeth, Indiana, agreeing to pay an initial annual rent of $32.5 million (with such amount deducted from Caesars’ total rent payment under the applicable lease).

From a financing perspective, in June 2020, we completed a public offering of 29.9 million shares under a forward sale agreement, pursuant to which we have physically settled 3,000,000 shares of our common stock for net proceeds of $63.0 million, while 26.9 million shares remain outstanding for settlement and the approximately $547.2 million in proceeds (calculated as of December 31, 2020, based on a forward sale price of $20.34 per share) with respect to the settlement of such shares remains available to us until June 17, 2021. In February 2020, we completed our second unsecured notes issuance, extending our maturity profile to 6.1 years and lowering our weighted average cost of debt to 4.18%, and used $500.0 million of the proceeds from the offering to redeem the final portion of our secured emergence debt.

Lastly, through the tenacity and ultimate performance of our tenants and our constructive partnerships with our tenants, we closed out 2020 having collected 100% of our total rent due in cash, granting only limited covenant and capital expenditure related relief. This enabled us to not only maintain paying quarterly dividends, but to increase our regular quarterly dividend for the third year in a row, each year since our formation in 2017, by over 10%. We believe that 2020 has demonstrated the underlying strength and resilience of the gaming REIT model and we look forward to continuing to execute on all facets of our business strategy and, in doing so, believe we will continue to be successful in delivering long-term value and strong total returns to our stockholders.

For more information on our 2020 results and other related financial measures, see our 2020 Annual Report.

43

EXECUTIVE COMPENSATION

2020 PERFORMANCE HIGHLIGHTS

The following are some of the highlights of our accomplishments in 2020:

TOTAL STOCKHOLDER RETURN BENCHMARKING

46.2% 3-Year Total Stockholder Return	6.0% 1-Year Total Stockholder Return
Outperformed

† Peer Group includes: EPR Properties, Federal Realty Investment Trust, Gaming and Leisure Properties, Inc., Healthpeak Properties, Inc., Host Hotels & Resorts, Inc., Kimco Realty Corporation, Medical Properties Trust, Inc., MGM Growth Properties LLC, National Retail Properties, Inc., Omega Healthcare Investors, Inc., Park Hotels & Resorts Inc., Realty Income Corporation, Regency Centers Corporation, STORE Capital Corporation and W.P. Carey Inc.

‡ Triple Net REITs include: Agree Realty Corporation, EPR Properties, Four Corners Property Trust, Gaming and Leisure Properties, Inc., MGM Growth Properties LLC, National Retail Properties, Inc., Realty Income Corporation, Spirit Realty, STORE Capital Corporation, VEREIT, Inc., VICI Properties Inc. and W.P. Carey Inc.

44	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION HIGHLIGHTS

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO	WHAT WE DON’T DO

Align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation.	No excise tax gross ups upon a change in control.

Double-Trigger Change in Control Payments—a “change in control” by itself is not sufficient to trigger payments, it must also be accompanied by a qualifying termination.	No pledging, hedging or short sale activities by our executives and directors.

We have a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully committed an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials.	We do not maintain any defined benefit or supplemental retirement plans.
No perquisites or other personal benefits to executive officers that are not available to all employees.

Maintain meaningful director and executive officer stock ownership guidelines, including the requirement that our CEO accumulate a holding of 5x his base salary.	We do not pay dividends on unvested equity awards until, and only to the extent, those awards vest.

Engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	We do not allow for repricing or buyouts of underwater options or stock appreciation rights without stockholder approval.

We require a one-year minimum vesting period on equity grants, subject to a 5% carve out.	No plan design features that encourage excessive or imprudent risk taking.

COMPENSATION FRAMEWORK

The primary components of our executive compensation program are base salary, short-term incentive compensation (cash bonus plan) and long-term incentive compensation (equity). These components are described in more detail below.

Component	Description	Primary Objective

Base Salary	Fixed cash compensation

•  Attract, motivate, retain and reward high-performing executives

•  Provide competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualifications

Short-Term Incentive Plan (“STIP”)	Cash compensation tied to achievement of pre-determined quantitative performance goals	• Promote short-term business objectives and growth • Motivate executives to enter into accretive transactions that result in Adjusted Funds From Operations (“AFFO”) growth

Long-Term Incentive Program (“LTIP”)

Annual equity awards consisting of:

•  40% time-based restricted common stock that vests over a three-year period; and

•  60% performance-based restricted stock units (“PSUs”) that vest based on absolute and relative total stockholder return goals measured over a three-year performance period

•  Promote long-term value creation and growth strategies

•  Align executive and stockholder interests by encouraging maximization of stockholder value

•  Promote retention through a regular, periodic program of equity awards, which motivates performance and encourage long-term stock ownership

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EXECUTIVE COMPENSATION

ALIGNMENT OF PAY WITH PERFORMANCE

Our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of pre-determined quantitative performance goals through our STIP, as well as rigorous absolute and relative stockholder return goals through our LTIP. In 2020, 84.5% of our Chief Executive Officer’s total target compensation, and 73.8% (on average) of our other named executive officers’ total target compensation was performance-based and/or at risk/not guaranteed and 15.5% and 26.2%, respectively, was fixed.

To build even stronger pay-for-performance alignment with our stockholders, long-term incentive awards granted under the LTIP are predominantly “at-risk” performance-based equity awards, the vesting and ultimate value of which depends entirely on the Company’s future absolute and relative stockholder return. The following graphics illustrate the mix between fixed pay (base salary) and at-risk pay incentives (short-term incentive in the form of cash and long-term incentive in the form of time-based restricted stock and PSUs) for our Chief Executive Officer and the average of our other named executive officers, in each case based on 2020 target levels of compensation.

STATUS OF LTIP AWARDS–PSUS

The Compensation Committee believes that the long-term incentive compensation awards issued to the named executive officers pursuant to the LTIP appropriately align our named executive officers’ focus on achieving the Company’s strategic objectives with the absolute and relative stockholder return expectations of our stockholders. The following table shows the status of the PSUs granted since 2018, in each case measured as of December 31, 2020.

LTIP Award	Performance Metric and Weight	2018	2019	2020	2021	2022	Status	Payout as % of Target

2020 PSUs	Absolute TSR – 50% Relative TSR vs. MSCI US REIT Index – 50%						Tracking At “Target”	Tracking 100%(1)

2019 PSUs	Absolute TSR – 50% Relative TSR vs. MSCI US REIT Index – 50%						Tracking Above “Superior”	Tracking 200%(1)

2018 PSUs	Absolute TSR – 50% Relative TSR vs. MSCI US REIT Index – 50%						Vested at “Superior”	200%(2)

(1)

Percentage shown measures performance as of December 31, 2020, although no PSUs will be earned until after the conclusion of the three-year performance period. The actual number of PSUs that will vest will be determined at the end of the applicable three-year performance period (i) from January 1, 2020 to December 31, 2022 for the 2020 PSUs and (ii) from January 1, 2019 to December 31, 2021 for the 2019 PSUs.

(2)

The applicable three-year performance period for the 2018 PSUs concluded on December 31, 2020. See “2018 LTIP Awards (Performance Period 2018 – 2020)” on page 53 for additional detail on the level of achievement with respect to the performance conditions.

46	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Philosophy

Our compensation arrangements are designed to attract and retain high-performing executives by motivating and rewarding our executives for achieving both short- and long-term performance goals that are aimed at growing stockholder value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented cash and equity incentive plans. Our Compensation Committee reviews and considers this philosophy from time to time and may make adjustments as it determines necessary or appropriate. The principal objectives of our compensation philosophy and program are to:

•

align the interests of our executives and stockholders through the use of performance-based short-term cash incentive compensation and time- and performance-based long-term equity incentive compensation;

•	attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives;

•	promote long-term value creation and growth strategies;

•	ensure line-of-sight between key performance measures that are indicative of company growth and gains in stockholder value and actual results; and

•	encourage stock ownership through executive stock ownership guidelines and by providing long-term incentives that align the interests of our executive officers with those of our stockholders.

In developing the Company’s executive compensation philosophy and implementing its programs and policies, our Compensation Committee and Board of Directors recognizes the importance of aligning the Company’s executive compensation programs with stockholder interests and continually reviews the Company’s executive compensation practices. As a result of this ongoing review, in August 2018, our Compensation Committee adopted our LTIP, which aligns the interest of the Company’s executive officers with the interest of our stockholders and provides for (i) 40% of the annual award in time-based restricted stock that vests ratably, annually over three years and (ii) 60% of the annual awards in PSUs that vest based on the achievement of rigorous absolute and relative total stockholder return goals measured over a three-year period.

In 2020, our Compensation Committee’s pay-for-performance philosophy was validated further by our resilience through the COVID-19 pandemic, as our executives were able to achieve the highest award payout possible under the applicable STIP and LTIP grants and our executive compensation program was not amended or revised in response to the impact of the pandemic.

Compensation Process

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors regularly oversees our executive compensation program, and evaluates and determines the appropriate executive compensation philosophy and objectives for VICI, the process for establishing executive compensation, and the appropriate design of our executive compensation program and compensation arrangements. The Compensation Committee consists entirely of independent directors who review and approve our overall executive compensation programs and practices and set the compensation of our executive officers. In determining compensation for our executive officers, other than our Chief Executive Officer, the Committee considers, among other things, the recommendations of our Chief Executive Officer. The Compensation Committee also is supported in its work by an independent compensation consultant, as described below. The Committee is, however, solely responsible for making the final decisions on compensation for our executive officers.

ROLE OF EXECUTIVE MANAGEMENT

In order to ensure that compensation programs are aligned with our strategic objectives and appropriate performance goals, management provides input to the Compensation Committee with respect to the compensation-setting process. The Chief Executive Officer, the Executive Vice President, General Counsel and Secretary, and the Executive Vice President, Chief Financial Officer and Treasurer are the officers who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspective on aligning executive compensation strategies with our business objectives. When determining compensation for our executive officers, the Chief Executive Officer provides the Compensation Committee with his input regarding executive performance, and recommends base salary and annual and long-term incentive targets for each of our executive officers (other than himself). The performance of the Chief Executive Officer is assessed directly by the Compensation Committee (with input from other independent directors) in executive session without the Chief Executive Officer present.

ROLE OF COMPENSATION CONSULTANT

Lyons, Benenson & Company Inc. (“Lyons Benenson”), an independent compensation consultant, provides advice and support to the Compensation Committee in the design and implementation of our executive compensation program. Lyons Benenson, which has provided

47

EXECUTIVE COMPENSATION

these services to the Compensation Committee since our emergence from CEOC’s bankruptcy proceedings, is retained directly by the Compensation Committee, which, in its sole discretion, has sole authority to select, approve, retain, terminate and oversee its relationship with the firm. Lyons Benenson did not provide other consulting services to VICI or any of its executive officers in 2020. In selecting its compensation consultant, the Compensation Committee considered the independence of such consultant in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee concluded that no conflict of interest exists that would prevent Lyons Benenson from independently advising the Compensation Committee.

At the Compensation Committee’s request, Lyons Benenson regularly attends Compensation Committee meetings. Lyons Benenson also communicates with the Chair of the Compensation Committee outside committee meetings regarding matters related to the Compensation Committee’s responsibilities.

PEER GROUP AND BENCHMARKING

The Compensation Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group of companies, based on data compiled by Lyons Benenson. Consistent with the objectives of the Company’s executive compensation program, the Compensation Committee compares executive officer compensation against these peer companies (“benchmarking analysis”) to ensure that the Company is able to attract and retain highly qualified executive officers by providing a total compensation package that is competitive with those provided by the Company’s peers.

In January 2020, the Compensation Committee, with the assistance of Lyons Benenson, reviewed the composition of our peer group given our growth during 2019. Following this review, and based on the recommendations of Lyons Benenson, the Compensation Committee determined that revisions to our peer group were warranted to ensure that our total revenue, market capitalization and total enterprise value remained near the median of the peer group for 2020. Our 2020 peer group consists of the following 15 publicly traded REITs:

2020 PEER GROUP

EPR Properties*	National Retail Properties, Inc.*

Federal Realty Investment Trust	Omega Healthcare Investors, Inc.*

Gaming and Leisure Properties, Inc.*	Park Hotels & Resorts Inc.

Healthpeak Properties, Inc.*	Realty Income Corporation*

Host Hotels & Resorts, Inc.	Regency Centers Corporation

Kimco Realty Corporation	STORE Capital Corporation*

Medical Properties Trust, Inc.*	W.P. Carey Inc.*

MGM Growth Properties LLC*

* Denotes triple-net lease REIT

The companies in our 2020 peer group focus on a variety of asset classes within the REIT industry, including those with similar triple-net lease structures, as well as those that are similar to us in size in terms of revenue, market capitalization and/or total enterprise value.

Lyons Benenson’s benchmarking analysis compared the compensation of our executive officers based on each element of compensation and total target compensation (including base salary, target short-term incentive compensation and target long-term incentive compensation) with that of executive officers of similar titles and job roles across the peer group. The Compensation Committee considered and expects to continue to consider the amount and mix of base and variable compensation by referencing, for each executive officer position, the prevalence of each element and the level of compensation that is provided in the market based on Lyons Benenson’s benchmarking analysis.

48	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

The Compensation Committee typically uses the median levels of compensation within the peer group in setting pay; however, actual compensation paid may fluctuate above/below the median of the peer group based on the Company’s performance and achievement of the goals established by the Compensation Committee for the executive officers. The Compensation Committee expects to review the peer group periodically and make changes as warranted and deemed appropriate by the Compensation Committee. In 2020, the 2020 total target compensation of our Chief Executive Officer was compared to the 2019 total target compensation of CEOs or equivalents of the 2020 peer companies. This comparative analysis indicated that our Chief Executive Officer’s 2020 total target compensation registered in the 46th percentile of the 2020 peer companies’ CEO or equivalents total target compensation for 2019 and was approximately 6.6% below the median total target compensation for 2019 for CEOs or equivalents of the 2020 peer companies.

Results from 2020 Say-on-Pay Vote

We provide our stockholders an annual opportunity to indicate whether they support our compensation practices for our named executive officers (i.e., a “say-on-pay” vote). As previously reported, there was strong support by stockholders at our 2020 Annual Meeting of Stockholders for the compensation program, with over 95% of the votes cast on our say-on-pay proposal voted in favor of the advisory vote to approve our named executive officer compensation for 2020. The Compensation Committee appreciates and values the views of our stockholders. After considering our 2020 say-on-pay voting results and the advice from our compensation consultant, the Compensation Committee continues to believe that our executive compensation program and philosophy are properly aligned with the interests of our stockholders. Accordingly, no significant changes were made to the executive compensation program as a result of the advisory vote. The Compensation Committee expects to consider future annual say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies and practices.

Elements of Executive Compensation

Our executive compensation program consists of the following primary components: base salary, annual incentive compensation (annual cash bonus plan) and long-term incentive compensation (equity).

BASE SALARY

Base salary is the fixed element of an executive officer’s annual cash compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. The Compensation Committee reviews the base salary for each of our executive officers on an annual basis and considers the following factors in making its determinations: the executive officer’s position, responsibilities associated with that position, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, the executive officer’s individual compensation history, salary levels of the other members of our executive team and similarly situated/comparable executives in our peer group, and our overall compensation philosophy.

Set forth in the table below are the 2019 and 2020 base salaries for each of our named executive officers, indicating the year-over-year percentage increase. Base salaries for our named executive officers were reviewed by the Compensation Committee in February 2020 and it was determined at that time that an increase in base salary was appropriate for certain of our named executive officers.

Named Executive Officer	2019 Base Salary	2020 Base Salary	Percent Increase from 2019

Edward B. Pitoniak	$ 765,000	$ 875,000	14.4%

John W.R. Payne	$1,200,000	$1,200,000	0.0%

David A. Kieske	$ 475,000	$ 515,000	8.4%

Samantha S. Gallagher	$ 405,000	$ 450,000	11.1%

SHORT-TERM INCENTIVE PLAN (“STIP”)

Our executive officers are eligible for short-term cash incentive compensation, which is intended to motivate the executive officers to achieve short-term company performance goals that will inure to the benefit of our Company and stockholders and to align executive officers’ interests with those of the stockholders. The STIP provides payout opportunities based on the achievement of pre-determined corporate performance objectives, with actual STIP bonuses earned based on the achievement of such performance objective(s) each fiscal year.

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EXECUTIVE COMPENSATION

Each fiscal year, the Compensation Committee determines a target STIP bonus for each executive officer. With respect to 2020, the 2020 STIP award targets for our named executive officers are set forth in the table below:

	2020 STIP Opportunity (as % of Base Salary)

Named Executive Officer	Threshold	Target	Superior

Edward B. Pitoniak	75%	150%	300%

John W.R. Payne	37.5%	75%	150%

David A. Kieske	50%	100%	200%

Samantha S. Gallagher	50%	100%	200%

No compensation is awarded for below-threshold performance. If corporate performance is between performance levels (i.e., between threshold and target, or between target and superior), the actual amount of the award that is earned will be determined by linear interpolation using the two identified levels of performance. The Compensation Committee determines the achievement of the corporate performance objective(s) during the first quarter following the fiscal year to which such awards pertain after a review of the Company’s actual corporate performance.

2020 STIP AWARDS

For 2020, the Compensation Committee approved AFFO per share growth (measured over a two-year performance period) as the sole metric against which performance would be measured for purposes of the STIP. The Compensation Committee believes that AFFO per share is the appropriate measure to use for an annual incentive program because it is a widely recognized measure used to evaluate the operating performance of a REIT that provides a meaningful comparison of the underlying operating performance of our business on a year-over-year basis and incentivizes management to pursue accretive transactions that result in AFFO growth.

Objective Corporate Performance Metric–Weighted 100% 2020 AFFO Per Share

The “threshold”, “target” and “superior” performance levels for 2020 AFFO per share were established by the Compensation Committee in early 2019 (for the two-year performance period from January 1, 2019 to December 31, 2020). In order to determine the appropriate rigor of such performance levels with respect to the 2020 STIP, the Compensation Committee reviewed triple-net REIT AFFO and FFO per share historical and projected growth data. Based on this analysis of triple-net AFFO and FFO per share growth data, the Compensation Committee adopted AFFO per share growth metrics for the “threshold”, “target” and “superior” performance levels under the 2020 STIP, which the Compensation Committee determined to be rigorous but achievable in order to challenge our executive team to deliver consistent AFFO growth. The AFFO per share growth metrics and the bonus payment thresholds corresponding to such metrics are set forth below (payout is interpolated on a linear basis for results between the performance levels):

(1)

AFFO is a non-GAAP financial measure. “GAAP” means the generally accepted accounting principles in the U.S. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, see the section entitled “Reconciliation of Non-GAAP Measures” in our 2020 Annual Report.

(2)	Reflects AFFO per share of $1.6359 for the year ended December 31, 2020.

50	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

2020 PERFORMANCE RESULTS IN “SUPERIOR” COMPANY STIP PERFORMANCE AWARD PAYOUTS

•	Payouts are formulaic and calculated in accordance with the objective pre-established performance hurdles.

•	Despite significant uncertainty of closures and restrictions on our tenants’ business and broader COVID-19 challenges, we successfully:

•	closed our significant pending transactions (including the Eldorado/Caesars transaction); and

•	collected 100% of rent due under our lease agreements in 2020, limiting the nature and extent of relief granted to our tenants.

•	As a result, AFFO per share exceeded the “superior” performance level established by the Compensation Committee in early 2019 despite the challenges imposed by the impact of the COVID-19 pandemic.

During the first quarter of 2021, AFFO per share results were determined against the 2020 corporate performance metrics under the STIP. Based on our AFFO per share of $1.6359, the Compensation Committee approved the following 2020 STIP awards for the named executive officers:

Named Executive Officer	2020 Actual STIP Award	Percentage of Target Potential

Edward B. Pitoniak	$2,625,000	200%

John W.R. Payne	$1,800,000	200%

David A. Kieske	$1,030,000	200%

Samantha S. Gallagher	$900,000	200%

LONG-TERM INCENTIVE PROGRAM (“LTIP”)

We maintain a long-term incentive program, which provides for the granting of equity incentive awards under the VICI Properties Inc. 2017 Stock Incentive Plan to the Company’s executive officers and to certain other officers and employees as designated by the Compensation Committee. The LTIP was established in consultation with the Compensation Committee’s independent compensation consultant and is intended to closely align the interest of the Company’s executive officers (and other eligible employees) with the interests of our stockholders. The LTIP provides for a combination of time-based and performance-based awards based on rigorous, multi-year absolute and relative stockholder return goals, which is intended to promote long-term value creation and growth strategies, align executive and stockholder interests by encouraging maximization of stockholder value and promote retention and provide ongoing incentives by encouraging long-term stock ownership.

Each fiscal year, the Compensation Committee determines an aggregate target value (including the time-based and performance-based portions) for the annual LTIP award for each participant and establishes the performance conditions used for the performance-based portion of the LTIP, as well as the levels of performance (threshold, target and superior) required to be achieved under the program. The following table sets forth the aggregate 2020 long-term incentive award targets for our named executive officers:

Named Executive Officer	2020 LTIP Award Target (% of Base Salary)

Edward B. Pitoniak	395%

John W.R. Payne	125%

David A. Kieske	270%

Samantha S. Gallagher	215%

The illustration below sets forth the structure of our 2020 LTIP:

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EXECUTIVE COMPENSATION

As shown in the illustration above, for 2020, the LTIP provides for annual grants of full value equity awards that are issued in two parts such that (i) 40% are time-based awards consisting of restricted common stock (“Time-Based Awards”) that vest ratably, annually over a three-year period and (ii) 60% are performance-based awards consisting of PSUs that vest based on the achievement of certain performance conditions over a three-year performance period. The terms of the Time-Based Awards and PSUs are described below.

TIME-BASED PORTION OF LTIP AWARD

The Time-Based Awards are in the form of shares of restricted stock, which vest ratably, annually over three years (except that, with respect to the Time-Based Awards under the 2018 LTIP Awards, the first vesting date was on March 31, 2019 and the next vesting dates are the next two anniversaries thereof). There are no performance conditions attached to the Time-Based Awards; the only requirement for vesting is continued service (except as otherwise provided in the participant’s employment agreement in specific instances, such as terminations without “cause” or for “good reason,” including following a “change in control”). Dividends on the shares of restricted stock are held by the Company and deemed invested in the shares of common stock and are payable in cash only if and to the extent that the shares vest. As such, no dividends will be paid on shares of restricted stock that do not vest.

PERFORMANCE-BASED PORTION OF LTIP AWARD

With respect to the portion of the LTIP Award that is performance based, 50% of the award vests on the basis of the Company’s Absolute Total Stockholder Return (as defined below) and 50% of the award vests on the basis of the Company’s Relative Total Stockholder Return (as defined below) versus the MSCI US REIT Index (in each case based on actual results, as measured over a three-year performance period); provided, however, that the performance conditions for future awards may subsequently be changed by the Compensation Committee. The award provides that a recipient is granted a target number of performance-based restricted stock units and is eligible to earn from 0% to 200% of such target number of restricted stock units based on the level of achievement of the foregoing performance conditions during the applicable three-year performance period, beginning on January 1 of the year of such grant and ending on December 31 of the third year following such grant.

As soon as practicable following the end of the performance period, the Compensation Committee shall determine the Company’s level of achievement of the performance conditions and the percentage of the target number of PSUs earned by the recipient pursuant to such criteria, and, therefore, the number of shares of common stock, if any, to be delivered. Vested PSUs shall be settled shortly thereafter, but in no event later than March 15th following the end of the performance period. Vesting levels are interpolated on a linear basis for performance between threshold and target or between target and superior.

See “—Compensation Tables and Arrangements—Employment Agreements with Executive Officers” and “—Compensation Tables and Arrangements—Potential Payments Upon Termination or Change in Control” below for further information regarding the treatment of any unvested PSUs (and any related dividend equivalents) in the event of a participant’s termination of employment and/or a “change in control” prior to the expiration of the applicable performance period.

With respect to the PSUs (as with the Time-Based Awards), dividends accumulate and are payable in cash only if and to the extent that the PSUs vest. As such, no dividends will be paid on PSUs that do not vest.

The PSUs (and any related dividend equivalents) are subject to recoupment in accordance with any existing clawback or recoupment policy (including our current policy), or any clawback or recoupment policy that the Company is otherwise required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

52	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

2018 LTIP AWARDS (PERFORMANCE PERIOD 2018–2020)

The following table summarizes the actual performance awards for the named executive officers under the PSUs granted in 2018 for the three-year performance period ending on December 31, 2020.

2018-2020 PERFORMANCE RESULTS IN “SUPERIOR” COMPANY LTIP PERFORMANCE AWARD PAYOUTS

•	Payouts are formulaic and calculated in accordance with the objective pre-established performance hurdles.

•	Despite the significant uncertainty of closures and restrictions on our tenants’ business and broader COVID-19 challenges in 2020, over the three-year performance period, we:

•	significantly expanded and diversified our business since our initial public offering in February 2018; and

•	provided our stockholders with a 46.2% 3-year total return and outperformed the MSCI US REIT Index (RMZ) by approximately 35 percentage points.

•

As a result, our Absolute TSR and Relative TSR metrics under our LTIP program for the 2018-2020 performance period exceeded the “superior” performance level originally established by the Compensation Committee in 2018.

2020 LTIP AWARDS

In February 2020, the Compensation Committee approved the grant of the following LTIP awards to the Company’s executive officers for 2020 as set forth in the table below.

Participant	Aggregate Amount of Target LTIP Award	Time-Based Award (40% of Aggregate Target LTIP)(1)	Performance-Based Award (60% of Aggregate Target LTIP)(2)
			Threshold (50%)	Target (100%)	Superior (200%)

Edward B. Pitoniak	$3,456,250	$1,382,500	$1,036,875	$2,073,750	$4,147,500

John W.R. Payne	$1,500,000	$600,000	$450,000	$900,000	$1,800,000

David A. Kieske	$1,390,500	$556,200	$417,150	$834,300	$1,668,600

Samantha S. Gallagher	$967,500	$387,000	$290,250	$580,500	$1,161,000

(1)

The number of restricted shares of common stock issued pursuant to the Time-Based Awards were determined by dividing the applicable dollar amounts by the 10-trading day volume weighted average price as of February 29, 2020.

(2)

The number of PSUs issued pursuant to the Performance-Based Awards were issued at an amount equal to the target amount set forth above, with the number of restricted stock units having been determined by dividing the applicable target dollar amount of such awards by the Monte Carlo grant date fair value per share as of February 29, 2020. The Monte Carlo value was determined by an independent valuation consultant.

53

EXECUTIVE COMPENSATION

The illustration below sets forth the structure, performance metrics and vesting criteria for our 2020 LTIP Awards. In connection with the issuance of the 2020 LTIP Awards, the Committee reviewed the performance metrics previously utilized for the 2018 and 2019 LTIP Awards and determined to modify the Absolute and Relative Total Stockholder Return goals from those utilized for the 2018 and 2019 LTIP Awards to, in certain instances, increase the applicable performance hurdle to make such hurdle even more rigorous.

(1)

“Absolute Total Stockholder Return” or “Absolute TSR” is calculated on a compounded annualized basis and includes (i) the sum of (a) the cumulative amount of dividends (ordinary and special) paid per share over the measurement period, assuming the reinvestment of dividends in common stock, and (b) an amount equal to (x) the closing common share price on the last trading day of the measurement period, minus (y) the closing common share price on the first trading day of the measurement period, divided by (ii) the closing common share price on the first trading day of the measurement period.

(2)

“Relative Total Stockholder Return” or “Relative TSR” shall mean the Company’s Absolute TSR for the performance period as measured against the Absolute Total Stockholder Return for the MSCI US REIT Index (“RMZ”).

(3)

Represents the Absolute and Relative TSR return hurdles for the 2020 LTIP Awards (for the three-year performance period from January 1, 2020 to December 31, 2022). The following illustration provides a summary of the Absolute and Relative TSR return hurdles previously approved by the Committee for the performance-based portion of the 2018 and 2019 LTIP Awards (as compared to the hurdles utilized for the 2020 LTIP Awards):

The time-based portion of the 2020 LTIP Awards vest in three equal installments on February 28, 2021, 2022 and 2023, subject to accelerated vesting as set forth in the 2017 Stock Incentive Plan, the applicable award agreement or the applicable employment agreement.

54	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

With respect to the performance-based portion, 50% of the award will vest on the basis of the Company’s Absolute TSR and 50% of the award will vest on the basis of the Company’s Relative TSR and the levels of performance applicable to each portion of the award are as set forth above (in each case based on actual results, as measured over the three-year performance period from January 1, 2020 to December 31, 2022). The Compensation Committee believes the performance targets are rigorous but achievable and challenge our executive team to achieve consistently high performance levels, both on an Absolute TSR and Relative TSR basis. If the Company’s performance is below the threshold of one performance metric, no PSUs are earned for such portion of the award; however, failure to achieve threshold of one performance metric (i.e., failure to achieve threshold for Absolute TSR or failure to achieve threshold for Relative TSR) will not result in the forfeiture of the PSUs subject to the performance metric that is achieved. If the Company’s performance is between two levels of performance (i.e., between threshold and target or between target and superior), the actual amount of the award that is earned (and the number of PSUs that will vest) will be determined based on linear interpolation. Notwithstanding the foregoing, in the event that the Company’s Absolute TSR for the performance period is negative, the number of PSUs that vest based on Relative TSR shall not exceed the threshold number of PSUs for the Relative TSR performance metric, even if the Company’s Relative TSR exceeds Relative TSR threshold performance.

Other Compensation Program Elements and Policies

PERQUISITES AND OTHER BENEFITS

We maintain medical, dental and vision insurance, life insurance, and accidental death and disability insurance for all of our full-time employees. Executives are eligible to participate in the same welfare benefit plans as our other full-time employees and are covered by the same vacation, leave of absence and similar policies. We do not offer any perquisites or other benefits to our executive officers that are not generally available to our other employees.

SEVERANCE BENEFITS

In order to achieve our compensation objective of attracting, retaining and motivating high-performing executives, we believe that we need to provide our named executive officers with severance protection. We are party to employment agreements with each of our named executive officers. Pursuant to the employment agreements, each of our named executive officers is entitled to certain severance benefits based on the nature of their termination. See “—Compensation Tables and Arrangements—Employment Agreements with Executive Officers” and “—Compensation Tables and Arrangements—Potential Payments Upon Termination or Change in Control” below for further information regarding severance benefits payable to the named executive officers upon termination or change in control.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Board of Directors adopted stock ownership guidelines for our executive officers pursuant to which such individuals are expected to attain minimum levels of equity ownership. For purposes of this requirement, an executive officer’s equity ownership includes: (a) shares of common stock or preferred stock; (b) partnership interests in VICI Properties L.P., the Company’s operating partnership (the “Operating Partnership”); and (c) (i) time-based restricted stock (whether vested or unvested), (ii) time-based restricted stock units (whether vested or unvested), (iii) performance-based restricted stock (whether vested or unvested and assuming target performance); and (iv) performance-based restricted stock units (whether vested or unvested and assuming target performance). Individuals subject to these guidelines have until the fifth anniversary of (a) February 12, 2019 (the date the Company adopted the stock ownership guidelines) or (b) the date he or she first becomes subject to the applicable ownership guideline level to attain the requisite level of ownership. We also require our executive officers to maintain meaningful stock ownership through a combination of vesting and/or post-vesting transfer restrictions on certain equity grants. The target ownership level of Company equity pursuant to the stock ownership guidelines is expressed as a multiple of base salary as set forth below.

Position	Multiple

Chief Executive Officer	5x

Other Executive Officers	3x

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board of Directors has also adopted stock ownership guidelines for our directors pursuant to which such individuals are expected to attain minimum levels of equity ownership, since a significant ownership stake leads to stronger alignment of interests between the directors and stockholders of the Company. Our directors are required, within five years of joining the Board of Directors, to accumulate equity ownership at a value equal to three times the value of the annual Board stock retainer of $225,000. For purposes of this requirement, a director’s equity ownership includes the same securities as those that qualify under the executive stock ownership guidelines described above.

55

EXECUTIVE COMPENSATION

NO PLEDGING POLICY

We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s stockholders. Accordingly, we have adopted a robust policy (pursuant to our Insider Trading Policy) prohibiting each of our directors, executive officers and other employees from purchasing any Company securities on margin, holding any Company securities in a margin account or pledging Company securities as collateral for a loan.

NO HEDGING POLICY

Our Insider Trading Policy specifically prohibits our directors, executive officers and other employees from (i) engaging in hedging or monetization transactions involving our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (ii) trading in options, puts, calls or other similar instruments involving our securities; and (iii) engaging in short sales of our securities.

CLAWBACK POLICY

We have adopted a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully commits an illegal act, fraud, intentional misconduct or gross recklessness that causes a mandatory restatement of our financials. If the Board of Directors (or the Compensation Committee, if designated by the Board of Directors) determines that the Company was required to file a mandatory restatement of our financial results due to an executive officer’s willful commission of an illegal act, fraud, intentional misconduct or gross recklessness, the Board of Directors (or the Compensation Committee, if designated by the Board of Directors) will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to recoup all or any part of the incentive compensation that is based in whole or in part on the achievement of financial results by the Company, including, but not limited to any bonus, incentive arrangement or equity award, but excluding salary.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

The Compensation Committee reviewed and considered risks arising from our compensation policies and practices for the Company’s employees. This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:

•	the executive compensation program is structured as a balanced mix between fixed and variable, annual and long-term, and cash and equity compensation;

•	the STIP and LTIP are each based upon pre-existing, defined goals set at the beginning of the two-year or three-year performance period, as applicable;

•	the STIP is based on a metric that incentivizes accretive transactions that result in AFFO growth;

•	the LTIP performance goals include both absolute and relative-to-peer performance;

•	the STIP and LTIP include maximum payouts for each executive;

•	the equity incentive awards are based on multi-year performance periods and require multi-year vesting, which encourages focus on sustained growth and earnings;

•	the Company maintains executive stock ownership guidelines that mandate meaningful equity ownership by executive officers; and

•

the executive compensation program includes an appropriate clawback policy regarding the recoupment of incentive compensation if an executive officer willfully commits an illegal act, fraud, intentional misconduct or gross recklessness that causes a mandatory restatement of our financials.

Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight of the Compensation Committee with regard to executive compensation programs.

56	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION TABLES AND ARRANGEMENTS

2020 Summary Compensation Table

This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers for the years ended December 31, 2020, December 31, 2019 and December 31, 2018.

	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Edward B. Pitoniak Chief Executive Officer	2020	$ 875,000	$—		$3,456,250	$2,625,000	$12,408	$6,968,658
	2019	$ 765,000	$—		$2,868,750	$1,912,500	$ 9,408	$5,555,658
	2018	$ 725,000	$—		$1,812,500	$1,003,182	$25,479	$3,566,161

John W.R. Payne President and Chief Operating Officer	2020	$1,200,000	$—		$1,500,000	$1,800,000	$12,408	$4,512,408
	2019	$1,200,000	$—		$ 900,000	$1,800,000	$ 9,408	$3,909,408
	2018	$1,200,000	$—		$1,114,521	$1,245,330	$12,489	$3,572,340

David A. Kieske Executive Vice President, Chief Financial Officer and Treasurer(4)	2020	$ 515,000	$—		$1,390,500	$1,030,000	$12,408	$2,947,908
	2019	$ 475,000	$—		$ 950,000	$ 902,500	$ 9,408	$2,336,908
	2018	$ 450,000	$150,000	(4)	$1,075,000	$ 529,265	$15,099	$2,219,364

Samantha S. Gallagher Executive Vice President, General Counsel and Secretary(5)	2020	$ 450,000	$—		$ 967,500	$ 900,000	$12,408	$2,329,908
	2019	$ 405,000	$—		$ 708,750	$ 729,000	$ 9,408	$1,852,158
	2018	$ 245,540	$—		$ 717,050	$ 450,463	$59,896	$1,472,949

(1)

The amounts in the Stock Awards column reflect the aggregate grant date fair value of time-based awards and performance-based restricted stock units, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the year ended December 31, 2020. The amounts disclosed in this column for 2020 reflect the aggregate grant date fair value of time-based restricted stock awards granted under the LTIP for the 2020 plan year, which vest over a three-year period, and PSUs granted under the LTIP, which will be earned, if at all, on the basis of Absolute TSR and Relative TSR measured over the three-year performance period from January 1, 2020 to December 31, 2022. For a discussion of the LTIP and the long-term incentive awards granted to our named executive officers in 2020, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program”. The following table discloses the grant date fair value of each award granted to the applicable named executive officer.

Name	Year	2020 LTIP Award (Time- Based)	2020 LTIP Award (Performance-Based)(a)

Edward B. Pitoniak	2020	$1,382,500	$2,073,750

John W.R. Payne	2020	$600,000	$900,000

David A. Kieske	2020	$556,200	$834,300

Samantha S. Gallagher	2020	$387,000	$580,500

(a)

If the maximum level of performance was achieved, the grant date fair value of the PSU would be $4,147,500 for Mr. Pitoniak, $1,800,000 for Mr. Payne, $1,668,600 for Mr. Kieske and $1,161,000 for Ms. Gallagher.

(2)

The amounts shown in the Non-Equity Incentive Plan Compensation column reflect the cash award that each named executive officer earned (i) in 2020, which was paid in February 2021, (ii) in 2019, which was paid in February 2020, and (iii) in 2018, which was paid in February 2019, in each case pursuant to the Company’s STIP. For a discussion of the annual incentive program, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Short-Term Incentive Plan—2020 STIP Awards”.

(3)	The amounts shown in the All Other Compensation column for the year ended December 31, 2020 consist of:

(a)	group life insurance premiums of $1,008 for each Mr. Pitoniak, Mr. Kieske, Mr. Payne and Ms. Gallagher; and

(b)	company matching contributions under our 401(k) plan of $11,400 for each of Mr. Pitoniak, Mr. Kieske, Mr. Payne and Ms. Gallagher.

(4)

Mr. Kieske joined the Company on November 27, 2017 as Special Advisor to the Chief Executive Officer and became Executive Vice President, Chief Financial Officer and Treasurer of the Company effective January 1, 2018. Pursuant to Mr. Kieske’s employment agreement, Mr. Kieske received certain compensation in connection with his commencement of employment on account of foregone bonus and incentives and forfeited equity awards, including a $150,000 cash bonus payable within 30 days of the first anniversary of commencing employment.

(5)

Ms. Gallagher joined the Company on May 11, 2018 and became Executive Vice President, General Counsel and Secretary of the Company effective June 13, 2018. As a result, the 2018 base salary reflected above represents the prorated amount of base salary actually paid to her with respect to 2018. Ms. Gallagher’s 2018 annualized base salary was $383,000.

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EXECUTIVE COMPENSATION

2020 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2020.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts(2) Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Superior ($)	Threshold (#)	Target (#)	Superior (#)

Edward B. Pitoniak
STIP Award		656,250	1,312,500	2,625,000
LTIP—Time-Based Award	2/29/20							52,284	1,382,500
LTIP—PSUs	2/29/20				52,105	104,209	208,418		2,073,750
John W.R. Payne
STIP Award		450,000	900,000	1,800,000
LTIP—Time-Based Award	2/29/20							22,691	600,000
LTIP—PSUs	2/29/20				22,614	45,227	90,454		900,000
David A. Kieske
STIP Award		257,500	515,000	1,030,000
LTIP—Time-Based Award	2/29/20							21,035	556,200
LTIP—PSUs	2/29/20				20,963	41,925	83,850		834,300
Samantha S. Gallagher
STIP Award		225,000	450,000	900,000
LTIP—Time-Based Award	2/29/20							14,636	387,000
LTIP—PSUs	2/29/20				14,586	29,171	58,342		580,500

(1)

The amounts shown in these columns represent the range of potential payouts (threshold, target and superior) of cash compensation under our STIP for our named executive officers for 2020 performance. The actual amounts that were paid to the named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table. See “—Compensation Discussion and Analysis—Elements of Executive Compensation—Short-Term Incentive Plan—2020 STIP Awards” above for more information.

(2)

The amounts shown in these columns represent the possible number of PSUs granted under the LTIP that may be earned and vest based upon the level of achievement of the applicable performance measures. As described in further detail under the section entitled “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program,” the PSUs vest based upon the achievement of Absolute TSR and Relative TSR goals measured over the three-year performance period from January 1, 2020 to December 31, 2022. Threshold assumes that 50% of the total value of the PSUs awarded vest, target assumes that 100% of the total value of the PSUs awarded vest and superior assumes that 200% of the total value of the PSUs awarded vest.

(3)	The amounts shown in this column represent time-based restricted stock awards granted to the named executive officers under the 2020 LTIP.

(4)

Amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718. Generally, the grant date fair value of the time-based restricted stock is determined using the fair value of the underlying common stock on the grant date. The grant date fair value of the PSUs was determined using a Monte Carlo valuation conducted by an independent valuation consultant.

58	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2020.

		Stock Awards			Performance Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Edward B. Pitoniak	10/6/17	21,187	(4)	540,269

	8/29/18	11,662	(5)	297,381

	2/12/19	35,551	(6)	906,551

	2/12/19				151,786	(7)	3,870,543

	2/29/20	52,284	(8)	1,333,242

	2/29/20				104,209	(9)	2,657,330	(7)

John W.R. Payne	2/26/18	5,353	(10)	136,502

	8/29/18	5,791	(5)	147,671

	2/12/19	11,154	(6)	284,427

	2/12/19				47,620	(7)	1,214,310

	2/29/20	22,691	(8)	578,621

	2/29/20				45,227	(9)	1,153,289

David A. Kieske	11/27/17	6,739	(11)	171,845

	2/26/18	9,981	(10)	254,516

	8/29/18	4,344	(5)	110,772

	2/12/19	11,773	(6)	300,212

	2/12/19				50,266	(7)	1,281,783

	2/29/20	21,035	(8)	536,393

	2/29/20				41,925	(9)	1,069,088

Samantha S. Gallagher	5/11/18	5,445	(12)	138,848

	8/29/18	3,327	(5)	84,839

	2/12/19	8,784	(6)	223,992

	2/12/19				37,500	(7)	956,250

	2/29/20	14,636	(8)	373,218

	2/29/20				29,171	(9)	743,861

(1)	Value is determined by multiplying the number of unvested shares of restricted common stock by $25.50, the closing price for our common stock on December 31, 2020, the last trading day of the year.

(2)

The actual number of PSUs that will vest for each three-year performance period will be determined at the end of the applicable three-year performance period. With respect to each award, no discount has been taken to reflect risk of forfeiture or restrictions on transferability. In addition, these amounts exclude the PSU awards granted on August 29, 2018 for the 2018-2020 performance period that vested based on the Company’s performance through December 31, 2020, which are reported in the “2020 Options Exercised and Stock Vested” table.

(3)

Reflects the number of unearned/unvested PSUs calculated pursuant to footnote (2) above and multiplied by $25.50, the closing price for our common stock on December 31, 2020, the last trading day of the year.

(4)

Represents the unvested portion of the Initial Equity Grant to Mr. Pitoniak pursuant to his employment agreement, which vests ratably over four years, with 25% of the award having vested on each of October 6, 2018, 2019 and 2020, and the remaining 25% vesting ratably on October 6, 2021.

(5)

Represents the unvested portion of the time-based portion of the 2018 LTIP award granted on August 29, 2018 to each of the named executive officers, which vests ratably over three years with 33.33% of the award having vested on each of March 31, 2019 and 2020, and the remaining 33.33% vesting ratably on March 31, 2021.

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EXECUTIVE COMPENSATION

(6)

Represents the time-based portion of the 2019 LTIP award granted on February 12, 2019 to each of the named executive officers, which vests ratably over three years with 33.33% of the award having vested on each of February 12, 2020 and 2021, and the remaining 33.33% vesting ratably on February 12, 2022.

(7)

Represents the PSU portion of the 2019 LTIP award granted on February 12, 2019 to each of the named executive officers that would vest based on achieving “superior” performance goals. The PSUs have a three-year performance period from January 1, 2019 to December 31, 2021, and vest, if at all, on the basis of Absolute TSR and Relative TSR goals measured over such three-year period. Assuming the performance period had terminated and been valued as of December 31, 2020, these PSUs would have been earned and vested at 200% of target and, accordingly, are disclosed above in accordance with SEC rules based on achieving “superior” performance goals.

(8)

Represents the time-based portion of the 2020 LTIP award granted on February 29, 2020 to each of the named executive officers, which vests ratably over three years with 33.33% of the award having vested on February 28, 2021, and the remaining 66.67% vesting ratably on February 28, 2022 and 2023.

(9)

Represents the PSU portion of the 2020 LTIP award granted on February 29, 2020 to each of the named executive officers that would vest based on achieving “target” performance goals. The PSUs have a three-year performance period from January 1, 2020 to December 31, 2022, and vest, if at all, on the basis of Absolute TSR and Relative TSR goals measured over such three-year period. Assuming the performance period had terminated and been valued as of December 31, 2020, these PSUs would have been earned and vested at 100% of target and, accordingly, are disclosed above in accordance with SEC rules based on achieving “target” performance goals.

(10)

Represents the 2017 Emergence-Related Awards made with respect to the 2017 partial plan year post-emergence and formation in October 2017, which vest ratably over four years, with 25% of the award having vested on each of January 15, 2019, 2020 and 2021, and the remaining 25% vesting ratably on January 15, 2022.

(11)

Represents the unvested portion of the initial equity grant awarded to Mr. Kieske pursuant to his employment agreement, which vests ratably over four years, with 25% of the award having vested on each of November 27, 2018, 2019 and 2020, and the remaining 25% vesting ratably on November 27, 2021.

(12)

Represents the initial equity grant awarded to Ms. Gallagher pursuant to her employment agreement in connection with her commencement of employment with the Company, which vests ratably over four years, with 25% of the award having vested on each of May 11, 2019 and 2020, and the remaining 50% vesting ratably on May 11, 2021 and 2022.

2020 Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock for the named executive officers during the year ended December 31, 2020. None of the named executive officers held or exercised any stock options in 2020.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting(2)

Edward B. Pitoniak	168,896	$4,208,969

John W.R. Payne	72,771	$1,813,009

David A. Kieske	66,004	$1,654,758

Samantha S. Gallagher	44,180	$1,081,841

(1)

This column represents the aggregate number of shares acquired on vesting of existing stock awards, including the PSU awards granted on August 29, 2018 for the 2018-2020 performance period that vested based on the Company’s performance through December 31, 2020. The number of shares acquired on vesting includes shares withheld to pay federal and state income taxes.

(2)	This column represents the value realized on vesting as calculated by multiplying the closing price of our common stock on the day prior to vesting by the number of shares that vested.

60	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

Employment Agreements with Executive Officers

In 2019, we entered into amended and restated employment agreements with each of our named executive officers (each, an “employment agreement” and collectively, the “employment agreements”), which agreements are summarized below, in order to harmonize the terms between all such agreements and create a uniform form of employment agreement for all named executive officers, including providing for one consistent expiration date of December 31, 2022. The summaries below are not complete and are qualified in their entirety by reference to the full text of the agreements, which are included as exhibits to the 2020 Annual Report.

CHIEF EXECUTIVE OFFICER

Mr. Pitoniak’s employment agreement provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Pitoniak is entitled to receive an annual base salary of at least $765,000 (as subsequently increased from time to time as disclosed herein). Mr. Pitoniak is also eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 125% of his base salary and a maximum value of 250% of his base salary, and equity awards with a target value of at least 375% of Mr. Pitoniak’s base salary (in each case, as subsequently increased from time to time as disclosed herein).

If Mr. Pitoniak’s employment is terminated by us without “cause” (as defined in the employment agreement), or by him for “good reason” (as defined in the employment agreement), he is entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of 150% of base salary and the target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro-rata cash bonus for the year of termination, (3) a $40,000 cash payment, (4) accelerated vesting of time-based equity awards, (5) non-forfeiture of a pro-rata portion of outstanding performance-based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals and (6) the lapsing of any transfer restrictions on vested equity awards. If the termination is within six months before or 12 months after a change in control (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 200% of base salary and target bonus and is paid in a lump sum rather than over 12 months, (ii) the pro-rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year and (iii) non-forfeiture of all (rather than a pro-rata portion of) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination.

If Mr. Pitoniak’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Mr. Pitoniak’s employment is terminated because we elect not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other similarly situated executives of the Operating Partnership, but he will not be entitled to any cash severance. The specific terms of Mr. Pitoniak’s equity grants made in 2020 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

Mr. Pitoniak’s employment agreement provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment, except that if a termination of employment results from Mr. Pitoniak giving a notice of non-renewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the agreement, the non-competition period ends on the date of termination.

PRESIDENT AND CHIEF OPERATING OFFICER

Mr. Payne’s employment agreement provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Payne is entitled to receive an annual base salary of at least $1,200,000 (as subsequently increased from time to time as disclosed herein). Mr. Payne also is eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 75% of his base salary and a maximum value of 150% of his base salary and, commencing in 2020, equity awards with a target value of at least 125% of Mr. Payne’s base salary (in each case, as subsequently increased from time to time as disclosed herein).

If Mr. Payne’s employment is terminated by us without “cause” (as defined in the employment agreement), by him for “good reason” (as defined in the employment agreement), or due to our non-renewal of the employment term, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to

61

EXECUTIVE COMPENSATION

125% of base salary and the target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro-rata cash bonus for the year of termination, (3) a $27,500 cash payment; (4) accelerated vesting of time-based equity awards; (5) non-forfeiture of a pro-rata portion of outstanding performance-based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals; and (6) the lapsing of any transfer restrictions on vested equity awards. If the termination is within six months before or 12 months after a change in control (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 175% of base salary and target bonus, and is paid in a lump sum rather than over 12 months; (ii) the pro-rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year; (iii) non-forfeiture of all (rather than a pro-rata portion of) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination and (iv) a cash payment of $40,000 rather than $27,500.

If Mr. Payne’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Mr. Payne’s employment is terminated because we elect not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other similarly situated executives of the Operating Partnership, but he will not be entitled to any cash severance. The specific terms of Mr. Payne’s equity grants made in 2020 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

Mr. Payne’s employment agreement provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment, except that if a termination of employment results from Mr. Payne giving a notice of non-renewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the agreement, the non-competition period ends on the date of termination.

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

Mr. Kieske’s employment agreement provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Kieske is entitled to receive an annual base salary of at least $475,000 (as subsequently increased from time to time as disclosed herein). Mr. Kieske also will be eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 95% of his base salary and a maximum value of 190% of his base salary, and equity awards with a target value of at least 200% of his base salary (in each case, as subsequently increased from time to time as disclosed herein).

If Mr. Kieske’s employment is terminated without cause or by him for good reason, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Mr. Kieske’s base salary and target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro-rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards, (4) non-forfeiture of a pro-rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment and (6) the lapsing of any transfer restrictions on vested equity awards.

If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) the pro-rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year, (iii) non-forfeiture of all (rather than a pro-rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination and (iv) a cash payment of $40,000 rather than $27,500.

If Mr. Kieske’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Mr. Kieske’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other Executive Vice Presidents of the Operating Partnership, but he will not be entitled to any cash severance. If Mr. Kieske’s employment is terminated because he elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance. Mr. Kieske’s employment agreement also provides for customary non-competition and non-solicitation covenants that

62	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

apply for one year after his termination of employment. The specific terms of Mr. Kieske’s equity grants made in 2020 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Ms. Gallagher’s employment agreement provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 180 days’ advance notice of non-renewal. Under the terms of the employment agreement, Ms. Gallagher is entitled to receive an annual base salary of at least $405,000 (as subsequently increased from time to time as disclosed herein). Ms. Gallagher also will be eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 90% of her base salary and a maximum value of 180% of her base salary, and equity awards with a target value of at least 175% of her base salary (in each case, as subsequently increased from time to time as disclosed herein).

If Ms. Gallagher’s employment is terminated without cause or by her for good reason, she will be entitled to certain severance benefits set forth below, subject to her executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Ms. Gallagher’s base salary and target bonus for the year of termination, paid over 12 months, (2) so long as the Company is generally paying bonuses to its employees in the applicable year, a pro-rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro-rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment and (6) the lapsing of any transfer restrictions on vested equity awards. If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified as follows: (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) the pro-rata cash bonus is payable whether or not the Company is generally paying bonuses to its employees in the applicable year, (iii) non-forfeiture of all (rather than a pro-rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, prorated through the date of termination and (iv) a cash payment of $40,000 rather than $27,500.

If Ms. Gallagher’s employment is terminated due to her death or “disability” (as defined in the employment agreement), she will be entitled to receive a pro-rata cash bonus for the year of termination, all time-based equity awards will vest and any transfer restrictions on vested equity awards will lapse. If Ms. Gallagher’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest, all transfer restrictions on vested equity awards will lapse and any performance-based equity will be treated as set forth in the Company’s long-term incentive program and be no less favorable than other Executive Vice Presidents of the Operating Partnership, but she will not be entitled to any cash severance. If Ms. Gallagher’s employment is terminated because she elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but she will not be entitled to any other severance. Ms. Gallagher’s employment agreement also provides for customary non-competition (with an exception for the practice of law) and non-solicitation covenants that apply for one year after her termination of employment. The specific terms of Ms. Gallagher’s equity grants made in 2020 are described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Program—Performance-Based Portion of LTIP Award.”

Potential Payments Upon Termination or Change in Control

The following table reflects the payment obligations (including the value of certain benefits) pursuant to the compensation arrangements for each of our named executive officers under our existing plans, employment agreements and award agreements, assuming various scenarios, including a termination of employment and/or a change in control, in each case assuming such termination had occurred on December 31, 2020. The amounts shown in the table do not include payments or benefits under arrangements available on the same basis generally to all other eligible employees of the Company. The potential payments were determined under the terms of each named executive officer’s employment agreement in effect on December 31, 2020 and in accordance with our plans and arrangements in effect on December 31, 2020.

In providing the estimated potential payments below, we have assumed that there are no (1) accrued but unpaid salary and annual bonuses amounts outstanding or (2) unpaid reimbursements for expenses incurred prior to the date of termination.

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EXECUTIVE COMPENSATION

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Benefit	Non-Renewal by Company ($)	Termination without Cause or for Good Reason (no Change in Control) ($)	Termination in Connection with a Change in Control ($)	Death or Disability ($)

Edward B. Pitoniak

	Cash Severance	—	3,321,250	4,415,000	—

	Pro-Rated Bonus	—	2,625,000	2,625,000	2,625,000

	Accelerated Vesting of Restricted Stock(1)	3,077,442	3,077,442	3,077,442	3,077,442

	Accelerated Vesting of PSUs(2)	3,466,139	3,466,139	6,527,873	3,466,139

	Total	6,543,581	12,489,831	16,645,315	9,168,581

John W.R. Payne

	Cash Severance	—	2,652,500	3,715,000	—

	Pro-Rated Bonus	—	1,800,000	1,800,000	1,800,000

	Accelerated Vesting of Restricted Stock(1)	1,147,220	1,147,220	1,147,220	1,147,220

	Accelerated Vesting of PSUs(2)	1,193,970	1,193,970	2,367,599	1,193,970

	Total	2,341,190	6,793,690	9,029,819	4,141,190

David A. Kieske

	Cash Severance	—	1,057,500	1,585,000	—

	Pro-Rated Bonus	—	1,030,000	1,030,000	1,030,000

	Accelerated Vesting of Restricted Stock(1)	1,373,736	1,373,736	1,373,736	1,373,736

	Accelerated Vesting of PSUs(2)	1,210,885	1,210,885	2,350,871	1,210,885

	Total	2,584,621	4,672,121	6,339,607	3,614,621

Samantha S. Gallagher

	Cash Severance	—	927,500	1,390,000	—

	Pro-Rated Bonus	—	900,000	900,000	900,000

	Accelerated Vesting of Restricted Stock(1)	820,896	820,896	820,896	820,896

	Accelerated Vesting of PSUs(2)	885,454	885,454	1,700,111	885,454

	Total	1,706,350	3,533,850	4,811,007	2,606,350

(1)

Represents the aggregate value of the acceleration of vesting of the named executive officer’s outstanding restricted stock awards assuming the acceleration occurred on December 31, 2020 and based on the closing price for our common stock on such date ($25.50).

(2)

Represents the aggregate value of the acceleration of vesting of the named executive officer’s outstanding PSU awards assuming the acceleration occurred on December 31, 2020 and based on the closing price for our common stock on such date ($25.50). Assuming a termination or change in control occurred on December 31, 2020, the calculations regarding the accelerated vesting are based on the number of PSUs that would vest assuming “superior” level of performance with respect to the 2019-2021 performance period, and “target” level of performance with respect to the 2020-2022 performance period, based on the company’s current performance with respect to each performance period as of December 31, 2020. Pursuant to the terms of the employment agreements and applicable award agreements:

•

For Non-Renewal by the Company, Termination without Cause or for Good Reason (no Change in Control), and Death or Disability, a pro-rata portion (determined based on the number of days elapsed between the start of the performance period through the date of termination) of the PSUs shall remain outstanding during the performance period and shall vest and be settled, if and to the extent, the applicable performance conditions are achieved at the end of the performance period.

•

For Termination in connection with a Change in Control, the PSUs shall become vested and settled as of the date of consummation of the change in control based on the greater of target or actual performance through the date immediately prior to the consummation of the change in control (and will not be pro-rated based on actual days worked during the performance period).

64	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following estimate of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer).

To identify our median employee, we calculated the total annual compensation for each employee by using W-2 taxable income for the twelve-month period that ended on December 31, 2020. Total compensation for these purposes included base salary, bonus, the value of restricted shares that vested during 2020 and dividends paid upon the vesting of restricted shares and was calculated using internal payroll/tax records. In addition, we annualized the wages of full-time employees who were hired during 2020 but did not work for us for the entire fiscal year. We did not make any other assumptions, adjustments or estimates, nor did we apply any cost of living adjustments as part of the calculation. In particular, we did not make any adjustments due to the impact of COVID-19 because we continued to pay our golf team members uninterrupted throughout the year despite the closure of our golf courses from March to early to mid-May 2020 (and the compensation of our corporate employees was similarly not affected).

We selected the median employee (a part-time golf team member) based on the 145 full-time, part-time, temporary and seasonal workers who were employed as of December 31, 2020. We have no non-U.S. employees.

After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table. The 2020 annual total compensation of our median employee was $22,514. The 2020 annual total compensation of our Chief Executive Officer, as reported in our Summary Compensation Table, was $6,968,658. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 310 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our primary business is that of a triple-net REIT, consisting of owning and acquiring gaming, hospitality and entertainment destinations, subject to long-term triple net leases. We also own and operate four championship golf courses located near certain of our properties, which were transferred to us upon our emergence from CEOC’s bankruptcy proceedings. Our golf course employees, which consist primarily of part-time and seasonal workers, represent 127, or 88%, of our total employees. If we exclude the employees at the four golf courses, and only consider our 18 full-time corporate employees, the resulting pay ratio would be 24 to 1.

Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

65

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2020, relating to equity compensation plans of the Company pursuant to which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders	821,443	N/A	11,477,422	(2)

Equity compensation plans not approved by security holders	—	—	—

Total	821,443	$—	11,477,422

(1)

Represents shares of common stock that may be issued upon settlement of PSUs. The number of shares to be issued in respect of PSUs outstanding as of December 31, 2020 has been calculated based on the assumption that the applicable performance period for each outstanding award had terminated and been valued as of December 31, 2020, resulting in the assumed achievement of the “target” or “superior” level of performance, as applicable, with respect to such PSUs. We have no outstanding options, warrants or rights.

(2)	Represents shares of our common stock available for issuance under our stock incentive plan.

66	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Introduction

In accordance with SEC rules, we are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

We believe that the Company has created a compensation program deserving of stockholder support. Along those lines, at the 2020 annual meeting of stockholders, over 95% of the votes cast supported our executive compensation program. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. Our compensation arrangements are designed to reward our executives for achieving both short- and long-term performance goals that are aimed at driving increases in our equity value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented incentive plans. Our Compensation Committee reviews and considers this philosophy and makes adjustments as it determines necessary or appropriate.

Please read “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the 2020 compensation of our named executive officers.

The Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in its Proxy Statement for its 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ the compensation tables and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

Approval of this non-binding, advisory “Say-on-Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting at which a quorum is present.

The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any named executive officer, and it will not be binding on or overrule any decisions by our Board of Directors or our Compensation Committee. Nevertheless, our Board of Directors highly values input from our stockholders, and our Compensation Committee will carefully consider the results of this vote when making future decisions about executive compensation. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval (on a non-binding, advisory basis) of the “Say-on-Pay” proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

67

AUDIT COMMITTEE REPORT

The following is a report by the Audit Committee of our Board of Directors regarding the responsibilities and functions of the Audit Committee. This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

Management is responsible for the Company’s internal controls and financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue its reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to our Board of Directors.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with GAAP. The Company’s independent auditor, Deloitte, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

We reviewed and discussed with management, the internal auditor and Deloitte the audited financial statements. We discussed with Deloitte matters that independent registered public accounting firms must discuss with audit committees under applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. We also: (i) reviewed and discussed with management, the Company’s internal auditors and Deloitte the Company’s internal control over financial reporting; and (ii) reviewed and discussed with management and Deloitte their respective assessment of the effectiveness of the Company’s internal control over financial reporting. Based on our review and the discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee:

Diana F. Cantor (Chair)

Elizabeth I. Holland

Craig Macnab

68	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table lists the fees for services rendered by our independent registered public accounting firm for the years ended December 31, 2020 and 2019.

Type of Fees	2020	2019

Audit Fees(1)	$1,143,485	$971,984

Audit-Related Fees(2)	$241,000	$1,247,717

Tax Fees	—	—

All Other Fees	—	—

Total	$1,384,485	$2,219,701

(1)	Audit fees include:

•	audit of the Company’s annual financial statements, including the audits of various subsidiaries’ financial statements;
•	Sarbanes-Oxley Section 404 services;
•	consents and other services related to SEC matters; and
•	related out-of-pocket expenses.

(2)

Audit-related fees for 2019 and 2020 relate to assistance with the Company’s due diligence review of certain potential and executed transactions, as well as debt and equity financings by the Company, which fees in the aggregate were significantly lower in 2020 due primarily to reduced transactional activity.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible tax and non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority of permissible tax and non-audit services to the chair of the Audit Committee or a subcommittee thereof. The chair must report any such pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

OTHER MATTERS

Annual Report

The Company’s 2020 Annual Report is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

Changing the Way You Receive Proxy Materials in the Future

Instead of receiving a Notice of Availability in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper Proxy Card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Availability in the mail. If you received a paper copy of the proxy materials or the Notice of Availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022, Attention: Investor

69

OTHER MATTERS

Relations, by sending a blank e-mail with the 16-digit control number on your Notice of Availability to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at 1-800-579-1639. Your election will remain in effect until you change it.

Householding of Proxy Materials

Registered and “street-name” stockholders who reside at a single address receive only one annual report and proxy statement at that address unless a stockholder provides contrary instructions. This practice is known as “householding” and is designed to reduce duplicate printing and postage costs. However, if a stockholder wishes in the future to receive a separate annual report or proxy statement, he or she may contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this Proxy Statement or our 2020 Annual Report, we will send a copy to you promptly if you address your written request to the Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022, or emailing corporate.secretary@viciproperties.com. Stockholders can request householding if they receive multiple copies of the annual report and proxy statement by contacting Broadridge Financial Solutions at the address above.

Stockholder Proposals for 2022 Annual Meeting

Stockholder proposals intended to be presented at the 2022 annual meeting of stockholders must be received by our Secretary no later than November 15, 2021 in order to be considered for inclusion in our proxy statement relating to the 2022 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, VICI Properties Inc., 535 Madison Avenue, 20th Floor, New York, New York 10022.

For any nomination or other business to be properly presented by a stockholder at the 2022 annual meeting, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing to the Secretary of the Company and any such other business must otherwise be a proper matter for action by the stockholders. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not earlier than the 150th day (October 16, 2021) nor later than 5:00 p.m., Eastern Time, on the 120th day (November 15, 2021) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director at an annual meeting of stockholders, or to introduce an item of business at such meeting. A stockholder must notify our Secretary in writing of the director nominee or the other business.

Other Matters to Come Before the 2021 Annual Meeting

Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

* * * * *

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

March 15, 2021

New York, New York

70	VICI PROPERTIES INC. — 2021 PROXY STATEMENT

VICI PROPERTIES INC. 535 MADISON AVENUE 20TH FLOOR
NEW YORK, NY 10022
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/27/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/VICI2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/27/2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees For Against Abstain
1a. James R. Abrahamson
1b. Diana F. Cantor
1c. Monica H. Douglas
1d. Elizabeth I. Holland
1e. Craig Macnab
1f. Edward B. Pitoniak
1g. Michael D. Rumbolz
The Board of Directors recommends you vote FOR proposals 2 and 3.
For Against Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
0000487965_1 R1.0.0.153
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com .
VICI PROPERTIES INC. Annual Meeting of Stockholders April 28, 2021 10:00 AM ET
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) David A. Kieske and Samantha S. Gallagher and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of VICI PROPERTIES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on April 28, 2021, solely by means of remote communication in a virtual meeting format and conducted via live audio webcast at www.virtualshareholdermeeting.com/VICI2021, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, with respect to proposals 1 through 3, and in the discretion of the proxies with respect to any other business that may properly come before the meeting and any adjournment or postponement thereof.
Continued and to be signed on reverse side
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